                                                                       EXECUTION

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                                CREDIT AGREEMENT


             -------------------------------------------------------


                         QUESTAR MARKET RESOURCES, INC.

                                   as Borrower


                              BANK OF AMERICA, N.A.

                             as Administrative Agent


                         BANC OF AMERICA SECURITIES, LLC

                        as Lead Arranger and Book Manager

                                       and

                         CERTAIN FINANCIAL INSTITUTIONS

                                   as Lenders


             -------------------------------------------------------


                                  $280,000,000


                                  July 31, 2001



================================================================================

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                                TABLE OF CONTENTS

                                                                                          Page
                                                                                          ----
CREDIT AGREEMENT.............................................................................1

ARTICLE I - THE LOAN.........................................................................1
      Section 1.1.  COMMITMENTS TO LEND; NOTES...............................................1
      Section 1.2.  REQUESTS FOR NEW LOANS...................................................1
      Section 1.3.  CONTINUATIONS AND CONVERSIONS OF EXISTING LOANS..........................2
      Section 1.4.  USE OF PROCEEDS..........................................................3
      Section 1.5.  INTEREST RATES AND FEES..................................................3
      Section 1.6.  PREPAYMENTS..............................................................4

ARTICLE II - PAYMENTS TO LENDERS.............................................................5
      Section 2.1.  GENERAL PROCEDURES.......................................................5
      Section 2.2.  INCREASED COST AND REDUCED RETURN........................................6
      Section 2.3.  LIMITATION ON TYPES OF LOANS.............................................7
      Section 2.4.  ILLEGALITY...............................................................7
      Section 2.5.  TREATMENT OF AFFECTED LOANS..............................................8
      Section 2.6.  COMPENSATION.............................................................8
      Section 2.7.  CHANGE OF APPLICABLE LENDING OFFICE......................................9
      Section 2.8.  REPLACEMENT OF LENDERS...................................................9
      Section 2.9.  TAXES....................................................................9

ARTICLE III - CONDITIONS PRECEDENT TO LENDING...............................................11
      Section 3.1.  DOCUMENTS TO BE DELIVERED...............................................11
      Section 3.2.  ADDITIONAL CONDITIONS PRECEDENT TO FIRST LOAN...........................12

ARTICLE IV - REPRESENTATIONS AND WARRANTIES.................................................13
      Section 4.1.  NO DEFAULT..............................................................13
      Section 4.2.  ORGANIZATION AND GOOD STANDING..........................................14
      Section 4.3.  AUTHORIZATION...........................................................14
      Section 4.4.  NO CONFLICTS OR CONSENTS................................................14
      Section 4.5.  ENFORCEABLE OBLIGATIONS.................................................14
      Section 4.6.  INITIAL FINANCIAL STATEMENTS............................................14
      Section 4.7.  OTHER OBLIGATIONS AND RESTRICTIONS......................................15
      Section 4.8.  FULL DISCLOSURE.........................................................15
      Section 4.9.  LITIGATION..............................................................15
      Section 4.10. LABOR DISPUTES AND ACTS OF GOD..........................................15
      Section 4.11. ERISA PLANS AND LIABILITIES.............................................15
      Section 4.12. ENVIRONMENTAL AND OTHER LAWS............................................16
      Section 4.13. BORROWER'S SUBSIDIARIES.................................................16

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      Section 4.14. TITLE TO PROPERTIES; LICENSES...........................................16
      Section 4.15. GOVERNMENT REGULATION...................................................17
      Section 4.16. INSIDER.................................................................17
      Section 4.17. SOLVENCY................................................................17

ARTICLE V - AFFIRMATIVE COVENANTS OF BORROWER...............................................17
      Section 5.1.  PAYMENT AND PERFORMANCE.................................................17
      Section 5.2.  BOOKS, FINANCIAL STATEMENTS AND REPORTS.................................17
      Section 5.3.  OTHER INFORMATION AND INSPECTIONS.......................................18
      Section 5.4.  NOTICE OF MATERIAL EVENTS AND CHANGE OF ADDRESS.........................19
      Section 5.5.  MAINTENANCE OF PROPERTIES...............................................19
      Section 5.6.  MAINTENANCE OF EXISTENCE AND QUALIFICATIONS.............................19
      Section 5.7.  PAYMENT OF TRADE LIABILITIES, TAXES, ETC................................20
      Section 5.8.  INSURANCE...............................................................20
      Section 5.9.  PERFORMANCE ON BORROWER'S BEHALF........................................20
      Section 5.10. INTEREST................................................................20
      Section 5.11. COMPLIANCE WITH AGREEMENTS AND LAW......................................20
      Section 5.12. ENVIRONMENTAL MATTERS...................................................20
      Section 5.13. EVIDENCE OF COMPLIANCE..................................................21
      Section 5.14. BANK ACCOUNTS; OFFSET...................................................21

ARTICLE VI - NEGATIVE COVENANTS OF BORROWER.................................................21
      Section 6.1.  INDEBTEDNESS............................................................22
      Section 6.2.  LIMITATION ON LIENS.....................................................23
      Section 6.3.  LIMITATION ON INVESTMENTS AND NEW BUSINESSES............................23
      Section 6.4.  LIMITATION ON MERGERS...................................................23
      Section 6.5.  LIMITATION ON ISSUANCE OF SECURITIES BY SUBSIDIARIES OF BORROWER........23
      Section 6.6.  TRANSACTIONS WITH AFFILIATES............................................23
      Section 6.7.  PROHIBITED CONTRACTS....................................................24
      Section 6.9.  LIMITATION ON SALES OF PROPERTY.........................................24
      Section 6.10. HEDGING CONTRACTS.......................................................24
      Section 6.11. FUNDED DEBT TO TOTAL CAPITALIZATION.....................................25
      Section 6.12. NET WORTH...............................................................25

ARTICLE VII - EVENTS OF DEFAULT AND REMEDIES................................................25
      Section 7.1.  EVENTS OF DEFAULT.......................................................25
      Section 7.2.  REMEDIES................................................................28

ARTICLE VIII - AGENT........................................................................28
      Section 8.1.  APPOINTMENT, POWERS, AND IMMUNITIES.....................................28
      Section 8.2.  RELIANCE BY AGENT.......................................................28
      Section 8.3.  DEFAULTS................................................................29

                                       ii
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      Section 8.4.  RIGHTS AS LENDER........................................................29
      Section 8.5.  INDEMNIFICATION.........................................................29
      Section 8.6.  NON-RELIANCE ON AGENT AND OTHER LENDERS.................................30
      Section 8.7.  SHARING OF SET-OFFS AND OTHER PAYMENTS..................................30
      Section 8.8.  INVESTMENTS.............................................................31
      Section 8.9.  BENEFIT OF ARTICLE VIII.................................................31
      Section 8.10. RESIGNATION.............................................................31

ARTICLE IX - MISCELLANEOUS..................................................................31
      Section 9.1.  WAIVERS AND AMENDMENTS; ACKNOWLEDGMENTS.................................31
      Section 9.2.  SURVIVAL OF AGREEMENTS; CUMULATIVE NATURE...............................33
      Section 9.3.  NOTICES.................................................................33
      Section 9.4.  PAYMENT OF EXPENSES; INDEMNITY..........................................34
      Section 9.5.  JOINT AND SEVERAL LIABILITY; PARTIES IN INTEREST........................35
      Section 9.6.  ASSIGNMENTS AND PARTICIPATIONS..........................................35
      Section 9.7.  CONFIDENTIALITY.........................................................37
      Section 9.8.  GOVERNING LAW; SUBMISSION TO PROCESS....................................38
      Section 9.9.  LIMITATION ON INTEREST..................................................38
      Section 9.10. TERMINATION; LIMITED SURVIVAL...........................................39
      Section 9.11. SEVERABILITY............................................................39
      Section 9.12. COUNTERPARTS; FAX.......................................................39
      Section 9.13. WAIVER OF JURY TRIAL, PUNITIVE DAMAGES, ETC.............................39
      Section 9.14. DEFINED TERMS...........................................................40
      Section 9.15. ANNEX I, EXHIBITS AND SCHEDULES; ADDITIONAL DEFINITIONS.................40
      Section 9.16. AMENDMENT OF DEFINED INSTRUMENTS........................................40
      Section 9.17. REFERENCES AND TITLES...................................................40
      Section 9.18. CALCULATIONS AND DETERMINATIONS.........................................40
      Section 9.19. CONSTRUCTION OF INDEMNITIES AND RELEASES................................41

SCHEDULES AND EXHIBITS:

Annex I       -   Defined Terms

Schedule 1    -   Disclosure Schedule

Exhibit A     -   Promissory Note
Exhibit B     -   Continuation/Conversion Notice
Exhibit C     -   Certificate Accompanying Financial Statements
Exhibit D     -   Opinion of Counsel for Restricted Persons

                                       iii
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Exhibit E     -   Assignment and Acceptance Agreement
Exhibit F     -   Borrowing Notice

                                       iv
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                                CREDIT AGREEMENT


         THIS CREDIT AGREEMENT is made as of July 31, 2001, by and among Questar Market Resources, Inc., a Utah corporation (herein called "Borrower"), Bank of America, N.A., individually and as administrative agent (herein called "Agent") and the undersigned Lenders. In consideration of the mutual covenants and agreements contained herein the parties hereto agree as follows:


                              ARTICLE I - THE LOAN

         Section 1.1. COMMITMENTS TO LEND; NOTES. Subject to the terms and conditions hereof, each Lender severally agrees to make loans to Borrower on the date hereof (herein called such Lender's "Loans") upon Borrower's request from time to time during the Commitment Period, provided that (i) subject to Sections 2.3, 2.4 and 2.5, all Lenders are requested to make Loans of the same Type in accordance with their respective Percentage Shares and as part of the same Borrowing, and (ii) the aggregate amount of all Loans does not exceed $280,000,000. The obligation of Borrower to repay to each Lender the aggregate amount of the Loans made by such Lender, together with interest accruing in connection therewith, shall be evidenced by a single promissory note (herein called such Lender's "Note") made by Borrower payable to the order of such Lender in the form of Exhibit A with appropriate insertions. The amount of principal owing on any Lender's Note at any given time shall be the aggregate amount of the Loans theretofore made by such Lender minus all payments of principal theretofore received by such Lender on such Note. Interest on each Note shall accrue and be due and payable as provided herein and therein. Each Note shall be due and payable as provided herein and therein, and shall be due and payable in full on the Maturity Date. Subject to the terms and conditions hereof, Borrower may borrow, repay, and reborrow Loans under this Agreement during the Commitment Period. Borrower may have no more than ten borrowings of Eurodollar Loans outstanding at any time.

         Section 1.2. REQUESTS FOR NEW LOANS. Borrower must give to Agent written notice (or telephonic notice promptly confirmed in writing) of any requested Borrowing of new Loans to be advanced by Lenders. Each such notice constitutes a "Borrowing Notice" hereunder and must:

         (a) specify the aggregate amount of any such Borrowing of new Base Rate Loans and the date on which such Base Rate Loans are to be advanced, or the aggregate amount of any such Borrowing of new Eurodollar Loans, the date on which such Eurodollar Loans are to be advanced (which shall be the first day of the Eurodollar Interest Period which is to apply thereto), and the length of the applicable Eurodollar Interest Period; and

         (b) be received by Agent not later than 11:00 a.m., Dallas, Texas time, on the day on which any such Base Rate Loans are to be made, or the second Business Day preceding the day on which any such Eurodollar Loans are to be made.

Each such written request or confirmation must be made in the form and substance of the "Borrowing Notice" attached hereto as Exhibit F, duly completed and signed by an officer of the Borrower or such other Person duly authorized by the President of Borrower, provided that Borrower shall deliver a copy of such authorization to Agent. Each such telephonic request shall be deemed a representation, warranty, acknowledgment and agreement by Borrower as to the matters which are required to be set out in such written confirmation. Upon receipt of any such Borrowing Notice, Agent shall give each Lender notice of the terms thereof not later than 1:00 p.m., Dallas, Texas time on the day it receives such Borrowing Notice from Borrower if it receives such Borrowing Notice by 11:00 a.m., Dallas, Texas time, otherwise on the next Business Day. If all conditions precedent to such new Loans have been met, each Lender will on the date requested promptly remit to Agent at Agent's office in Dallas, Texas the amount of such Lender's new Loan in immediately available funds, and upon receipt of such funds, unless to its actual knowledge any conditions precedent to such Loans have been neither met nor waived as provided herein, Agent shall promptly make such Loans available to Borrower. Unless Agent shall have received prompt notice from a Lender that such Lender will not make available to Agent such Lender's new Loan, Agent may in its discretion assume that such Lender has made such Loan available to Agent in accordance with this section and Agent may if it chooses, in reliance upon such assumption, make such Loan available to Borrower. If and to the extent such Lender shall not so make its new Loan available to Agent, such Lender and Borrower severally agree to pay or repay to Agent within three days after demand the amount of such Loan together with interest thereon, for each day from the date such amount was made available to Borrower until the date such amount is paid or repaid to Agent, with interest at
(1) the Federal Funds Rate, if such Lender is making such payment; provided that Agent gave notice of the terms of the Borrowing Notice to such Lender in accordance with the terms of this Section 1.2, and (2) the interest rate applicable at the time to the other new Loans made on such date, if Borrower is making such repayment. If neither such Lender nor Borrower pays or repays to Agent such amount within such three-day period, Agent shall in addition to such amount be entitled to recover from such Lender and from Borrower, on demand, interest thereon at the Default Rate for Base Rate Loans, calculated from the date such amount was made available to Borrower. The failure of any Lender to make any new Loan to be made by it hereunder shall not relieve any other Lender of its obligation hereunder, if any, to make its new Loan, but no Lender shall be responsible for the failure of any other Lender to make any new Loan to be made by such other Lender.

         Section 1.3. CONTINUATIONS AND CONVERSIONS OF EXISTING LOANS. Borrower may make the following elections with respect to Loans already outstanding under this Agreement: to convert Base Rate Loans to Eurodollar Loans, to convert Eurodollar Loans to Base Rate Loans on the last day of the Eurodollar Interest Period applicable thereto, and to continue Eurodollar Loans beyond the expiration of such Eurodollar Interest Period by designating a new Eurodollar Interest Period to take effect at the time of such expiration. To make any such election, Borrower must give to Agent written notice (or telephonic notice promptly confirmed in writing) of any such Conversion or Continuation of existing Loans, with a separate notice given for each new Borrowing. Each such notice constitutes a "Continuation/Conversion Notice" hereunder and must:

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         (a) specify the existing Loans made under this Agreement which are to be continued or converted;

         (b) specify the aggregate amount of any Borrowing of Base Rate Loans into which such existing Loans are to be continued or converted and the date on which such Continuation or Conversion is to occur, or the aggregate amount of any Borrowing of Eurodollar Loans into which such existing Eurodollar Loans are to be continued or converted, the date on which such Continuation or Conversion is to occur (which shall be the first day of the Eurodollar Interest Period which is to apply to such Eurodollar Loans), and the length of the applicable Eurodollar Interest Period; and

         (c) be received by Agent not later than 11:00 a.m., Dallas, Texas time, on the day on which any such Continuation or Conversion to Base Rate Loans is to occur, or the second Business Day preceding the day on which any such Continuation or Conversion to Eurodollar Loans is to occur.

Each such written request or confirmation must be made in the form and substance of the "Continuation/Conversion Notice" attached hereto as Exhibit B, duly completed. Each such telephonic request shall be deemed a representation, warranty, acknowledgment and agreement by Borrower as to the matters which are required to be set out in such written confirmation. Upon receipt of any such Continuation/Conversion Notice, Agent shall give each Lender prompt notice of the terms thereof. Each Continuation/Conversion Notice shall be irrevocable and binding on Borrower. During the continuance of any Default, Borrower may not make any election to convert existing Loans made under this Agreement into Eurodollar Loans or continue existing Loans made under this Agreement as Eurodollar Loans. If (due to the existence of a Default or for any other reason) Borrower fails to timely and properly give any Continuation/Conversion Notice with respect to a Borrowing of existing Eurodollar Loans at least two Business Days prior to the end of the Eurodollar Interest Period applicable thereto, such Eurodollar Loans shall automatically be converted into Base Rate Loans at the end of such Eurodollar Interest Period. No new funds shall be repaid by Borrower or advanced by any Lender in connection with any Continuation or Conversion of existing Loans pursuant to this section, and no such Continuation or Conversion shall be deemed to be a new advance of funds for any purpose; such Continuations and Conversions merely constitute a change in the interest rate applicable to already outstanding Loans.

         Section 1.4. USE OF PROCEEDS. Borrower shall use all Loans made under this Agreement to consummate the transactions contemplated by the Acquisition Documents. In no event shall the funds from any Loan be used directly or indirectly by any Person for personal, family, household or agricultural purposes or for the purpose, whether immediate, incidental or ultimate, of purchasing, acquiring or carrying any "margin stock" (as such term is defined in Regulation U promulgated by the Board of Governors of the Federal Reserve System) or to extend credit to others directly or indirectly for the purpose of purchasing or carrying any such margin stock. Borrower represents and warrants that Borrower is not engaged principally, or as one of Borrower's important activities, in the business of extending credit to others for the purpose of purchasing or carrying such margin stock.

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         Section 1.5. INTEREST RATES AND FEES.

         (a) LOANS. The following interest and fees shall be payable with respect to Loans:

             (i) INTEREST. Each Loan that is a Base Rate Loan shall bear interest on each day outstanding at the Base Rate in effect on such day. Each Loan that is a Eurodollar Loan shall bear interest on each day during the related Eurodollar Interest Period at the related Adjusted Eurodollar Rate in effect on such day.

             (ii) DEFAULT INTEREST. Notwithstanding the foregoing, if an Event of Default has occurred and is continuing, all Loans shall bear interest on each day outstanding at the applicable Default Rate. Past due payments of principal and interest shall bear interest at the rates and in the manner set forth in the Notes.

         (b) SUBJECT FEE LETTER. In addition to all other amounts due to Agent and Lenders under the Loan Documents, Borrower will pay fees to Agent and Lenders as described in a letter agreement (the "Subject Fee Letter") of even date herewith between Borrower and Agent.

         (c) COMMITMENT FEES. In consideration of each Lender's commitment to make Loans under this Agreement, Borrower will pay to Agent for the account of each Lender a commitment fee determined on a daily basis by applying the Commitment Fee Rate to its Percentage Share of the amount by which the Maximum Credit Amount exceeds the outstanding principal balance of the Loans on each day during the period from the date hereof until the Maturity Date. This commitment fee shall be due and payable in arrears on the fifteenth day after the end of each Fiscal Quarter and on the Maturity Date.

         (d) UTILIZATION FEES. During the period from the date hereof until the Facility Maturity Date, Borrower will pay to Agent for the account of each Lender a utilization fee for each day on which the Facility Usage exceeds thirty three and one-third percent (33 1/3%) of the Maximum Credit Amount. The amount of the utilization fee shall be determined on a daily basis by applying the Utilization Fee Rate to each such Lender's Percentage Share of the Facility Usage on each such day. This utilization fee shall be due and payable in arrears on each Interest Payment Date for Base Rate Loans and at the end of the Commitment Period.

         Section 1.6. PREPAYMENTS.

         (a) OPTIONAL PREPAYMENTS. Borrower may, upon giving notice to Agent by 11:00 a.m., Dallas, Texas time on the Business Day of prepayment, from time to time and without premium or penalty prepay the Notes, in whole or in part, so long as all partial prepayments of principal concurrently paid on the Notes are in increments of $100,000 and in an aggregate amount greater than or equal to $200,000, and so long as Borrower pays all amounts owing in connection with the prepayment of any Eurodollar Loan owing under Section 2.6. Agent shall give each Lender notice

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thereof by 2:00 p.m. Dallas, Texas time on the date such notice is received from
Borrower. Each prepayment of principal under this section shall be accompanied by all interest then accrued and unpaid on the principal so prepaid. Any principal or interest prepaid pursuant to this section shall be in addition to, and not in lieu of, all payments otherwise required to be paid under the Loan Documents at the time of such prepayment.

         (b) PROCEDURES. Each prepayment of principal under this Section shall be accompanied by all interest then accrued and unpaid on the principal so prepaid. Any principal or interest prepaid pursuant to this section shall be in addition to, and not in lieu of, all payments otherwise required to be paid under the Loan Documents at the time of such prepayment.


                        ARTICLE II - PAYMENTS TO LENDERS

         Section 2.1. GENERAL PROCEDURES. Borrower will make each payment which it owes under the Loan Documents to Agent for the account of the Lender Party to whom such payment is owed, in lawful money of the United States of America, without set-off, deduction or counterclaim, and in immediately available funds. Each such payment must be received by Agent not later than 11:00 a.m., Dallas, Texas time, on the date such payment becomes due and payable. Any payment received by Agent after such time will be deemed to have been made on the next following Business Day. Should any such payment become due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day, and, in the case of a payment of principal or past due interest, interest shall accrue and be payable thereon for the period of such extension as provided in the Loan Document under which such payment is due. Each payment under a Loan Document shall be due and payable at the place provided therein and, if no specific place of payment is provided, shall be due and payable at the place of payment of Agent's Note. When Agent collects or receives money on account of the Obligations, Agent shall distribute all money so collected or received by 2:00 p.m. Dallas, Texas time on the Business Day received, if received by 11:00 a.m. Dallas, Texas time, otherwise on the day of deemed receipt, and each Lender Party shall apply all such money so distributed, as follows:

         (a) first, for the payment of all Obligations which are then due (and if such money is insufficient to pay all such Obligations, first to any reimbursements due Agent under Section 5.9 or 9.4, then to any reimbursement due any other Lender Party under Section 9.4, and then to the partial payment of all other Obligations then due in proportion to the amounts thereof, or as Lender Parties shall otherwise agree);

         (b) then for the prepayment of amounts owing under the Loan Documents (other than principal on the Notes) if so specified by Borrower;

         (c) then for the prepayment of principal on the Notes, together with accrued and unpaid interest on the principal so prepaid; and

         (d) last, for the payment or prepayment of any other Obligations.

All payments applied to principal or interest on any Note shall be applied first to any interest then due and payable, then to principal then due and payable, and last to any prepayment of principal and interest in compliance with Section
1.6. All distributions of amounts described in any of subsections (b), (c) or
(d) above shall be made by Agent pro rata to each Lender Party then owed Obligations described in such subsection in proportion to all amounts owed to all Lender Parties which are described in such subsection.

         Section 2.2. INCREASED COST AND REDUCED RETURN.

         (a) If, after the date hereof, the adoption of any applicable Law, rule, or regulation, or any change in any applicable Law, rule, or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender Party (or its Applicable Lending Office) with any request or directive (whether or not having the force of Law) of any such Governmental Authority, central bank, or comparable agency:

             (i) shall subject such Lender Party (or its Applicable Lending Office) to any tax, duty, or other charge with respect to any Eurodollar Loans or its obligation to make Eurodollar Loans, or change the basis of taxation of any amounts payable to such Lender Party (or its Applicable Lending Office) under this Agreement or its Note in respect of any Eurodollar Loans (other than taxes (including franchise taxes) imposed on the overall net income of such Lender Party by the jurisdiction in which such Lender Party has its principal office or such Applicable Lending Office);

             (ii) shall impose, modify, or deem applicable any reserve, special deposit, assessment, or similar requirement (other than the Reserve Requirement utilized in the determination of the Adjusted Eurodollar
         Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender Party (or its Applicable Lending Office), including the commitment of such Lender Party hereunder; or

             (iii) shall impose on such Lender Party (or its Applicable Lending Office) or the London interbank market any other condition affecting this Agreement or its Notes or any of such extensions of credit or liabilities or commitments;

and the result of any of the foregoing is to increase the cost to such Lender Party (or its Applicable Lending Office) of making, converting into, continuing, or maintaining any Eurodollar Loans or to reduce any sum received or receivable by such Lender Party (or its Applicable Lending Office) under this Agreement or its Notes with respect to any Eurodollar Loans, then Borrower shall pay to such Lender Party on demand such amount or amounts as will compensate such Lender Party for such increased cost or reduction. If any Lender Party requests compensation by Borrower under this

Section 2.2(a), Borrower may, by notice to such Lender Party (with a copy to Agent), suspend the obligation of such Lender Party to make or continue Loans of the Type with respect to which such compensation is requested, or to convert Loans of any other Type into Loans of such Type, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 2.5 shall be applicable); PROVIDED that such suspension shall not affect the right of such Lender Party to receive the compensation so requested.

         (b) If, after the date hereof, any Lender Party shall have determined that the adoption of any applicable Law, rule, or regulation regarding capital adequacy or any change therein or in the interpretation or administration thereof by any Governmental Authority, central bank, or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of Law) of any such Governmental Authority, central bank, or comparable agency, has the effect of reducing the rate of return on the capital of such Lender Party or any corporation controlling such Lender Party as a consequence of the obligations of such Lender Party hereunder to a level below that which such Lender Party or such corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy), then from time to time upon demand Borrower shall pay such Lender Party such additional amount or amounts as will compensate such Lender Party for such reduction, but only to the extent that such Lender Party has not been compensated therefor by any increase in the Adjusted Eurodollar Rate; provided that if such Lender Party fails to give notice to Borrower of any additional costs within ninety (90) days after it has actual knowledge thereof, such Lender Party shall not be entitled to compensation for such additional costs incurred more than ninety (90) days prior to the date on which notice is given by such Lender Party.

         (c) Each Lender Party shall promptly notify Borrower and Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender Party to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender Party, be otherwise disadvantageous to it.

         (d) Any Lender Party claiming compensation under this Section 2.2 or
Section 2.6 shall furnish to Borrower and Agent a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Lender Party shall act in good faith and may use any reasonable averaging and attribution methods.

         Section 2.3. LIMITATION ON TYPES OF LOANS. If on or prior to the first day of any Eurodollar Interest Period for any Eurodollar Loan:

         (a) Agent determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Eurodollar Interest Period; or

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         (b) the Required Lenders determine (which determination shall be conclusive) and notify Agent that the Adjusted Eurodollar Rate will not adequately and fairly reflect the cost to the Lenders of funding Eurodollar Loans or for such Eurodollar Interest Period;

then Agent shall give Borrower prompt notice thereof specifying the relevant amounts or periods, and so long as such condition remains in effect, the Lender Parties shall be under no obligation to make additional Eurodollar Loans, continue Eurodollar Loans or convert Base Rate Loans into Eurodollar Loans, and Borrower shall, on the last day(s) of the then current Eurodollar Interest Period(s) for the outstanding Eurodollar Loans, either prepay such Loans or convert such Loans into Base Rate Loans in accordance with the terms of this Agreement.

         Section 2.4. ILLEGALITY. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender Party or its Applicable Lending Office to make, maintain, or fund Eurodollar Loans hereunder, then such Lender Party shall promptly notify Borrower thereof and such Lender Party's obligation to make or continue Eurodollar Loans and to convert Base Rate Loans into Eurodollar Loans shall be suspended until such time as such Lender Party may again make, maintain, and fund Eurodollar Loans (in which case the provisions of Section 3.5 shall be applicable).

         Section 2.5. TREATMENT OF AFFECTED LOANS. If the obligation of any Lender Party to make a particular Type of Loan or to continue, or to convert Loans of any other Type into, Loans of a particular Type shall be suspended pursuant to Sections 2.2, 2.3 or 2.4 hereof (Loans of such Type being herein called "AFFECTED LOANS" and such Type being herein called the "AFFECTED TYPE"), such Lender Party's Affected Loans shall be automatically converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for Affected Loans (or, in the case of a Conversion required by Section 3.4 hereof, on such earlier date as such Lender Party may specify to Borrower with a copy to Agent) and, unless and until such Lender Party gives notice as provided below that the circumstances specified in Sections 2.2, 2.3 or 2.4 hereof that gave rise to such Conversion no longer exist:

         (a) to the extent that such Lender Party's Affected Loans have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender Party's Affected Loans shall be applied instead to its Base Rate Loans; and

         (b) all Loans that would otherwise be made or continued by such Lender Party as Loans of the Affected Type shall be made or continued instead as Base Rate Loans, and all Loans of such Lender Party that would otherwise be converted into Loans of the Affected Type shall be converted instead into (or shall remain as) Base Rate Loans.

If such Lender Party gives notice to Borrower (with a copy to Agent) that the circumstances specified in Section 2.2, 2.3 or 2.4 hereof that gave rise to the Conversion of such Lender Party's Affected Loans pursuant to this Section no longer exist (which such Lender Party agrees to do promptly upon such circumstances ceasing to exist) at a time when Loans of the Affected Type made by other Lender Parties are outstanding, such Lender Party's Base Rate Loans shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Loans of the Affected Type, to the extent necessary so that, after giving effect thereto, all Loans held by the Lender Parties holding Loans of the Affected Type and by such Lender Party are held pro rata (as to principal amounts, Types, and Interest Periods) in accordance with their Percentage Shares of the Maximum Credit Amount.

         Section 2.6. COMPENSATION. Upon the request of any Lender Party, Borrower shall pay to such Lender Party such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender Party) to compensate it for any loss, cost, or expense (including loss of anticipated profits) incurred by it as a result of:

         (a) any payment, prepayment, or Conversion of a Eurodollar Loan for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 7.1) on a date other than the last day of the Interest Period for such Loan; or

         (b) any failure by Borrower for any reason (including, without limitation, the failure of any condition precedent specified in Article III to be satisfied) to borrow, convert, continue, or prepay a Eurodollar Loan on the date for such borrowing, Conversion, Continuation, or prepayment specified in the relevant notice of borrowing, prepayment, Continuation, or Conversion under this Agreement.

         Section 2.7. CHANGE OF APPLICABLE LENDING OFFICE. Each Lender Party agrees that, upon the occurrence of any event giving rise to the operation of Sections 2.2 through 2.5 with respect to such Lender Party, it will, if requested by Borrower, use reasonable efforts (subject to overall policy considerations of such Lender Party) to designate another Applicable Lending Office, provided that such designation is made on such terms that such Lender Party and its Applicable Lending Office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such section. Nothing in this section shall affect or postpone any of the obligations of Borrower or the rights of any Lender Party provided in Sections 3.2 through 3.5.

         Section 2.8. REPLACEMENT OF LENDERS. If any Lender Party seeks reimbursement for increased costs under Sections 2.2 through 2.5, or if Borrower is required to increase any such payment under Section 2.9, then within ninety days thereafter -- provided no Event of Default then exists -- Borrower shall have the right (unless such Lender Party withdraws its request for additional compensation) to replace such Lender Party by requiring such Lender Party to assign its Loans and Notes, and its commitments hereunder to an Eligible Transferee reasonably acceptable to Borrower, provided that: (a) all Obligations of Borrower owing to such Lender Party being replaced (including such increased costs, but excluding principal and accrued interest on the Notes being assigned) shall be paid in full to such Lender Party concurrently with such assignment, and (b) the replacement Eligible Transferee shall purchase the foregoing by paying to such Lender Party a price equal to the principal amount thereof plus accrued and unpaid interest thereon. In connection with any such assignment Borrower, Agent, such Lender Party and the replacement Eligible Transferee shall otherwise comply with Section 9.5. Notwithstanding the foregoing rights of Borrower under this section, however,

Borrower may not replace any Lender Party which seeks reimbursement for increased costs under Section 2.2 through 2.5 unless Borrower is at the same time replacing all Lender Parties which are then seeking such compensation. In connection with any such replacement of a Lender Party, Borrower shall pay all costs that would have been due to such Lender Party pursuant to Section 2.6 if such Lender Party's Loans had been prepaid at the time of such replacement.

         Section 2.9. TAXES. (a) Any and all payments by Borrower to or for the account of any Lender Party or Agent hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, EXCLUDING, in the case of each Lender Party, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the Laws of which such Lender Party (or its Applicable Lending Office) is organized or is a resident for tax purposes or any political subdivision thereof (ALL SUCH NON-EXCLUDED taxes, duties, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter in this section 2.9 referred to as "TAXES"). If Borrower shall be required by Law to deduct any Taxes from or in respect of any sum payable under this Agreement or any other Loan Document to any Lender Party, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this section) such Lender Party receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions, and (iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Law.

         (b) In addition, Borrower agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under this Agreement or any other Loan Document or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter in this Section 2.9 referred to as "OTHER TAXES").

         (c) Borrower agrees to indemnify each Lender Party or Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this section) paid by such Lender Party or Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto.

         (d) Each Lender Party organized under the Laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Lender Party listed on the signature pages hereof and on or prior to the date on which it becomes a Lender Party in the case of each other Lender Party, and from time to time thereafter if requested in writing by Borrower or Agent (but only so long as such Lender Party remains lawfully able to do so), shall provide Borrower and Agent with a properly executed (i) Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender Party is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States, (ii) Internal Revenue Service Form W-8 or W-9, as appropriate, or any successor form prescribed by the Internal Revenue Service, and (iii) any other form or certificate required by any taxing authority (including any certificate required by Sections 871(h) and 881(c) of the Internal Revenue Code), certifying that such Lender Party is entitled to an exemption from or a reduced rate of tax on payments pursuant to this Agreement or any of the other Loan Documents.

         (e) For any period with respect to which a Lender Party has failed to provide Borrower and Agent with the appropriate form pursuant to Section 2.9(d) (unless such failure is due to a change in treaty, Law, or regulation occurring subsequent to the date on which a form originally was required to be provided), such Lender Party shall not be entitled to indemnification under Sections 2.9(a), 2.9(b) or 2.9(c) with respect to Taxes imposed by the United States; PROVIDED, HOWEVER, that should a Lender Party, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, Borrower shall take such steps as such Lender Party shall reasonably request to assist such Lender Party to recover such Taxes. Further, Borrower shall not be required to indemnify such Lender Party for any withholding taxes which Borrower is required to withhold and remit in respect of any principal, interest or other amount paid or payable by Borrower to or for account of any Lender Party hereunder or under any other Loan Document.

         (f) If Borrower is required to pay additional amounts to or for the account of any Lender Party pursuant to this Section, then such Lender Party will agree to use reasonable efforts to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Lender Party, is not otherwise disadvantageous to such Lender Party and in the event Lender Party is reimbursed for an amount paid by Borrower pursuant to this Section, it shall promptly return such amount to Borrower.

         (g) Within thirty (30) days after the date of any payment of Taxes, Borrower shall furnish to Agent the original or a certified copy of a receipt evidencing such payment.

         (h) Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this section shall survive the termination of this Agreement and the payment in full of the Notes.

                  ARTICLE III - CONDITIONS PRECEDENT TO LENDING

         Section 3.1. DOCUMENTS TO BE DELIVERED. No Lender has any obligation to make its initial Loan, unless Agent shall have received all of the following, at Agent's office in Dallas, Texas, duly executed and delivered and in form, substance and date satisfactory to Agent:

         (a) This Agreement and any other documents that Lenders are to execute in connection herewith.

         (b) Each Note.

         (c) Certain certificates of Borrower including:

             (i) An "Omnibus Certificate" of the Secretary or Assistant Secretary and of the Chairman of the Board, President, Chief Financial Officer or Vice President of Administrative Services of Borrower, which shall contain the names and signatures of the officers of Borrower authorized to execute Loan Documents and which shall certify to the truth, correctness and completeness of the following exhibits attached thereto: (1) a copy of resolutions duly adopted by the Board of Directors of Borrower and in full force and effect at the time this Agreement is entered into, authorizing the execution of this Agreement and the other Loan Documents delivered or to be delivered in connection herewith and the consummation of the transactions contemplated herein and therein, (2) a copy of the charter documents of Borrower and all amendments thereto, certified by the appropriate official of Borrower's state of organization, and (3) a copy of any bylaws of Borrower; and

             (ii) A "Compliance Certificate" of the Chairman of the Board or President and of the Chief Financial Officer of Borrower, of even date with such Loan, in which such officers certify to the satisfaction of the conditions set out in subsections (g), (h), and (i) of Section 3.2.

         (d) A certificate (or certificates) of the due formation, valid existence and good standing of Borrower in the State of Utah, issued by the appropriate official of such State.

         (e) A favorable opinion of Thomas C. Jepperson Division, Counsel for Restricted Persons, substantially in the form set forth in Exhibit D.

         (f) The Initial Financial Statements.

         (g) A notice of request for borrowing in form and substance acceptable to Agent.

         (h) A copy of each Acquisition Document executed by each party thereto.

         Section 3.2. ADDITIONAL CONDITIONS PRECEDENT TO FIRST LOAN. No Lender has any obligation to make its first Loan, unless on the date thereof:

         (a) No event which would reasonably be expected to have a Material Adverse Effect shall have occurred since December 31, 2000.

         (b) Borrower shall have certified to Agent and Lenders that the Initial Financial Statements fairly present Borrower's Consolidated financial position at the respective dates thereof and the Consolidated results of Borrower's operations and Borrower's Consolidated cash flows for the respective periods thereof.

         (c) Borrower shall have certified to Agent and Lenders that no Restricted Person has any outstanding Liabilities of any kind (including contingent obligations, tax assessments, and unusual forward or long-term commitments) which are, in the aggregate, material to Borrower or material with respect to Borrower's Consolidated financial condition and not shown in the Initial Financial Statements or disclosed in the Disclosure Schedule.

         (d) All legal matters relating to the Loan Documents and the consummation of the transactions contemplated thereby shall be satisfactory to Thompson & Knight, L.L.P., counsel to Agent.

         (e) The credit rating for Borrower's long-term debt given (i) by Moody's must be Baa3 or above or (ii) by S&P must be BBB- or above.

         Section 3.3. ADDITIONAL CONDITIONS PRECEDENT TO ALL LOANS. No Lender has any obligation to make any Loan (including its first), unless on the date thereof:

         (a) All commitment, facility, agency, legal and other fees required to be paid or reimbursed to any Lender pursuant to any Loan Documents or any commitment agreement heretofore entered into shall have been paid (including those pursuant to the Subject Fee Letter).

         (b) All representations and warranties made by any Restricted Person in any Loan Document shall be true on and as of the date of such Loan (except to the extent that the facts upon which such representations are based have been changed by the extension of credit hereunder) as if such representations and warranties had been made as of the date of such Loan.

         (c) No Default shall exist at the date of such Loan.

         (d) Only with respect to the making of a new Loan, pursuant to Section 1.2, no event which would reasonably be expected to have a Material Adverse Effect shall have occurred since the date of the audited annual Initial Financial Statements.

         (e) Each Restricted Person shall have performed and complied with all agreements and conditions required in the Loan Documents to be performed or complied with by it on or prior to the date of such Loan (including those in the Subject Fee Letter).

         (f) The making of such Loan shall not be prohibited by any Law and shall not subject any Lender to any penalty or other onerous condition under or pursuant to any such Law.

         (g) Agent shall have received all documents and instruments which Agent has then requested, in addition to those described in Section 3.1 (including opinions of legal counsel for Restricted Persons and Agent; corporate documents and records; documents evidencing governmental authorizations, consents, approvals, licenses and exemptions; and certificates of public officials and of officers and representatives of Borrower and other Persons), as to (i) the accuracy and validity of or compliance with all representations, warranties and covenants made by any Restricted Person in this Agreement and the other Loan Documents, (ii) the satisfaction of all conditions contained herein or therein, and (iii) all other matters pertaining hereto and thereto. All such additional documents and instruments shall be satisfactory to Agent in form, substance and date.

         (h) All of the transactions contemplated under the Acquisition Documents shall have been consummated, in compliance with the terms and conditions thereof pursuant to which Borrower shall own all assets to be acquired pursuant thereto, and all representations and warranties made by any party to the Acquisition Documents shall be true and correct.


                   ARTICLE IV - REPRESENTATIONS AND WARRANTIES

         To confirm each Lender's understanding concerning Restricted Persons and Restricted Persons' businesses, properties and obligations and to induce each Lender to enter into this Agreement and to extend credit hereunder, Borrower represents and warrants to each Lender that:

         Section 4.1. NO DEFAULT. No event has occurred and is continuing which constitutes a Default.

         Section 4.2. ORGANIZATION AND GOOD STANDING. Each Restricted Person is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization, having all powers required to carry on its business and enter into and carry out the transactions contemplated hereby. Each Restricted Person is duly qualified, in good standing, and authorized to do business in all other jurisdictions within the United States wherein the character of the properties owned or held by it or the nature of the business transacted by it makes such qualification necessary. Each Restricted Person has taken all actions and procedures customarily taken in order to enter, for the purpose of conducting business or owning property, each jurisdiction outside the United States wherein the character of the properties owned or held by it or the nature of the business transacted by it makes such actions and procedures desirable.

         Section 4.3. AUTHORIZATION. Borrower has duly taken all action necessary to authorize the execution and delivery by it of the Loan Documents to which it is a party and to authorize the consummation of the transactions contemplated thereby and the performance of its obligations thereunder. Borrower is duly authorized to borrow funds hereunder.

         Section 4.4. NO CONFLICTS OR CONSENTS. The execution and delivery by the various Restricted Persons of the Loan Documents to which each is a party, the performance by each of its obligations under such Loan Documents and the Acquisition Documents, and the consummation of the transactions contemplated by the various Loan Documents and Acquisition Documents, do not and will not (a) conflict with any provision of (i) any Law, (ii) the organizational documents of any Restricted Person, or (iii) any agreement, judgment, license, order or permit applicable to or binding upon any Restricted Person, or (b) result in the acceleration of any Indebtedness owed by any Restricted Person, or (c) result in or require the creation of any Lien upon any assets or properties of any Restricted Person, except as expressly contemplated or permitted in the Loan Documents. Except as expressly contemplated in the Loan Documents no consent, approval, authorization or order of, and no notice to or filing with, any Tribunal or third party is required in connection with the execution, delivery or performance by any Restricted Person of any Loan Document or to consummate any transactions contemplated by the Loan Documents.

         Section 4.5. ENFORCEABLE OBLIGATIONS. This Agreement is, and the other Loan Documents when duly executed and delivered will be, legal, valid and binding obligations of each Restricted Person which is a party hereto or thereto, enforceable in accordance with their terms except as such enforcement may be limited by bankruptcy, insolvency or similar Laws of general application relating to the enforcement of creditors' rights.

         Section 4.6. INITIAL FINANCIAL STATEMENTS. Borrower has heretofore delivered to each Lender true, correct and complete copies of the Initial Financial Statements. The Initial Financial Statements fairly present Borrower's and Target's Consolidated financial position at the respective dates thereof and the Consolidated results of Borrower's operations and Borrower's Consolidated cash flows for the respective periods thereof. Since the date of the annual Initial Financial Statements no event which would cause a Material Adverse Effect has occurred, except as reflected in the Disclosure Schedule. All Initial Financial Statements were prepared in accordance with GAAP.

         Section 4.7. OTHER OBLIGATIONS AND RESTRICTIONS. No Restricted Person has any outstanding Liabilities of any kind (including contingent obligations, tax assessments, and unusual forward or long-term commitments) which are, in the aggregate, material to Borrower or material with respect to Borrower's Consolidated financial condition and not shown in the Initial Financial Statements or disclosed in the Disclosure Schedule. Except as shown in the Initial Financial Statements or disclosed in the Disclosure Schedule, no Restricted Person is subject to or restricted by any franchise, contract, deed, charter restriction, or other instrument or restriction which could cause a Material Adverse Effect.

         Section 4.8. FULL DISCLOSURE. No certificate, statement or other information delivered herewith or heretofore by any Restricted Person to any Lender in connection with the negotiation of this Agreement or in connection with any transaction contemplated hereby contains any untrue statement of a material fact or omits to state any material fact known to any Restricted Person (other than industry-wide risks normally associated with the types of businesses conducted by Restricted Persons) necessary to make the statements contained herein or therein not misleading as of the date made or deemed made. There is no fact known to any Restricted Person (other than industry-wide risks normally associated with the types of businesses conducted by Restricted Persons) that has not been disclosed to each Lender in writing which would reasonably be expected to have a Material Adverse Effect.

         Section 4.9. LITIGATION. Except as disclosed in the Initial Financial Statements or in the Disclosure Schedule: (a) there are no actions, suits or legal, equitable, arbitrative or administrative proceedings pending, or to the knowledge of any Restricted Person threatened, against any Restricted Person before any Tribunal which would reasonably be expected to have a Material Adverse Effect, and (b) there are no outstanding judgments, injunctions, writs, rulings or orders by any such Tribunal against any Restricted Person which would reasonably be expected to have a Material Adverse Effect.

         Section 4.10. LABOR DISPUTES AND ACTS OF GOD. Except as disclosed in the Disclosure Schedule, neither the business nor the properties of any Restricted Person has been affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance), which would reasonably be expected to have a Material Adverse Effect.

         Section 4.11. ERISA PLANS AND LIABILITIES. All currently existing ERISA Plans are listed in the Disclosure Schedule. Except as disclosed in the Initial Financial Statements or in the Disclosure Schedule, no Termination Event has occurred with respect to any ERISA Plan and all ERISA Affiliates are in compliance with ERISA in all material respects. No ERISA Affiliate is required to contribute to, or has any other absolute or contingent liability in respect of, any "multiemployer plan" as defined in Section 4001 of ERISA. Except as set forth in the Disclosure Schedule: (a) no "accumulated funding deficiency" (as defined in Section 412(a) of the Internal Revenue Code) exists with respect to any ERISA Plan, whether or not waived by the Secretary of the Treasury or his delegate, and (b) the current value of each ERISA Plan's benefits does not exceed the current value of such ERISA Plan's assets available for the payment of such benefits by more than $25,000,000.

         Section 4.12. ENVIRONMENTAL AND OTHER LAWS. Except as disclosed in the Disclosure Schedule: (a) Restricted Persons are conducting their businesses in material compliance with all applicable Laws, including Environmental Laws, and have and are in compliance with all licenses and permits required under any such Laws; (b) none of the operations or properties of any Restricted Person is the subject of federal, state or local investigation evaluating whether any material remedial action is needed to respond to a release of any Hazardous Materials into the environment or to the improper storage or disposal (including storage or disposal at offsite locations) of any Hazardous

Materials; and (c) no Restricted Person (and to the best knowledge of Borrower, no other Person) has filed any notice under any Law indicating that any Restricted Person is responsible for the improper release into the environment, or the improper storage or disposal, of any material amount of any Hazardous Materials or that any Hazardous Materials have been improperly released, or are improperly stored or disposed of, upon any property of any Restricted Person;
(d) no Restricted Person has transported or arranged for the transportation of any Hazardous Material to any location which is (i) listed on the National Priorities List under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, listed for possible inclusion on such National Priorities List by the Environmental Protection Agency in its Comprehensive Environmental Response, Compensation and Liability Information System List, or listed on any similar state list or (ii) the subject of federal, state or local enforcement actions or other investigations which may lead to claims against any Restricted Person for clean-up costs, remedial work, damages to natural resources or for personal injury claims (whether under Environmental Laws or otherwise); and (e) no Restricted Person otherwise has any known material contingent liability under any Environmental Laws or in connection with the release into the environment, or the storage or disposal, of any Hazardous Materials.

         Section 4.13. BORROWER'S SUBSIDIARIES. Borrower does not presently have any Subsidiary or own any stock in any other corporation or association except those listed in the Disclosure Schedule and except in cases where Borrower owns less than 5% of the outstanding capital stock of any such corporation. Neither Borrower nor any Restricted Person is a member of any general or limited partnership, limited liability company, joint venture formed under the laws of the United States or any State thereof or association of any type whatsoever except those listed in the Disclosure Schedule and associations, joint ventures or other relationships (a) which are established pursuant to a standard form operating agreement or similar agreement or which are partnerships for purposes of federal income taxation only, (b) which are not corporations or partnerships (or subject to the Uniform Partnership Act) under applicable state Law, AND (c) whose businesses are limited to the exploration, development and operation of oil, gas or mineral properties, pipelines or gathering systems and interests owned directly by the parties in such associations, joint ventures or relationships. Borrower owns, directly or indirectly, the equity interest in each of its Subsidiaries which is indicated in the Disclosure Schedule.

         Section 4.14. TITLE TO PROPERTIES; LICENSES. Each Restricted Person has good and defensible title to all of its material properties and assets, free and clear of all Liens other than Permitted Liens and of all impediments to the use of such properties and assets in such Restricted Person's business. Each Restricted Person possesses all licenses, permits, franchises, patents, copyrights, trademarks and trade names, and other intellectual property (or otherwise possesses the right to use such intellectual property without violation of the rights of any other Person) which are necessary to carry out its business as presently conducted and as presently proposed to be conducted hereafter, and no Restricted Person is in violation in any material respect of the terms under which it possesses such intellectual property or the right to use such intellectual property.

         Section 4.15. GOVERNMENT REGULATION. Neither Borrower nor any other Restricted Person owing Obligations is subject to regulation under the Public Utility Holding Company Act of 1935, the

Federal Power Act, the Investment Company Act of 1940 (as any of the preceding acts have been amended) or any other Law which regulates the incurring by such Person of Indebtedness, including Laws relating to common contract carriers or the sale of electricity, gas, steam, water or other public utility services.

         Section 4.16. INSIDER. No Restricted Person, nor any Person having "control" (as that term is defined in 12 U.S.C. Section 375b(9) or in regulations promulgated pursuant thereto) of any Restricted Person, is a "director" or an "executive officer" or "principal shareholder" (as those terms are defined in 12 U.S.C. Section 375b(8) or (9) or in regulations promulgated pursuant thereto) of any Lender, of a bank holding company of which any Lender is a Subsidiary or of any Subsidiary of a bank holding company of which any Lender is a Subsidiary.

         Section 4.17. SOLVENCY. Upon giving effect to the issuance of the Notes, the execution of the Loan Documents by Borrower and the consummation of the transactions contemplated hereby, Borrower will be solvent (as such term is used in applicable bankruptcy, liquidation, receivership, insolvency or similar
Laws).


                  ARTICLE V - AFFIRMATIVE COVENANTS OF BORROWER

         To conform with the terms and conditions under which each Lender is willing to have credit outstanding to Borrower, and to induce each Lender to enter into this Agreement and extend credit hereunder, Borrower warrants, covenants and agrees that until the full and final payment of the Obligations and the termination of this Agreement, unless Required Lenders have previously agreed otherwise:

         Section 5.1. PAYMENT AND PERFORMANCE. Borrower will pay all amounts due under the Loan Documents in accordance with the terms thereof and will observe, perform and comply with every covenant, term and condition expressed or implied in the Loan Documents. Borrower will cause each other Restricted Person to observe, perform and comply with every such term, covenant and condition in any Loan Document.

         Section 5.2. BOOKS, FINANCIAL STATEMENTS AND REPORTS. Each Restricted Person will at all times maintain full and accurate books of account and records. Borrower will maintain and will cause its Subsidiaries to maintain a standard system of accounting, will maintain its Fiscal Year, and will furnish the following statements and reports to each Lender Party at Borrower's expense:

         (a) As soon as available, and in any event within one hundred twenty
(120) days after the end of each Fiscal Year, complete Consolidated financial statements of Borrower together with all notes thereto, prepared in reasonable detail in accordance with GAAP, together with an unqualified opinion, based on an audit using generally accepted auditing standards, by one of the six largest independent certified public accounting firms in the United States, stating that such Consolidated financial statements have been so prepared. These financial statements shall contain a Consolidated balance sheet as of the end of such Fiscal Year and Consolidated statements of earnings, of cash flows, and of changes in owners' equity for such Fiscal Year, each setting forth in comparative form the corresponding figures for the preceding Fiscal Year. In addition, within one hundred twenty (120) days after the end of each Fiscal Year Borrower will furnish to Agent and each Lender a certificate in the form of Exhibit C signed by the President, Chief Financial Officer, Controller or Vice President of Administrative Services of Borrower, stating that such financial statements fairly present the financial condition of Borrower, stating that such Person has reviewed the Loan Documents, containing all calculations required to be made to show compliance or non-compliance with the provisions of Sections 6.11 and 6.12, and further stating that there is no condition or event at the end of such Fiscal Year or at the time of such certificate which constitutes a Default and specifying the nature and period of existence of any such condition or event.

         (b) As soon as available, and in any event within sixty (60) days after the end of each Fiscal Quarter, Borrower's Consolidated and consolidating balance sheet and income statement as of the end of such Fiscal Quarter and a Consolidated statement of cash flows for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, all in reasonable detail and prepared in accordance with GAAP, subject to changes resulting from normal year-end adjustments. In addition Borrower will, together with each such set of financial statements, furnish a certificate in the form of Exhibit C signed by the President, Chief Financial Officer, Controller or Vice President of Administrative Services of Borrower stating that such financial statements are accurate and complete (subject to normal year-end adjustments), stating that such Person has reviewed the Loan Documents, containing all calculations required to be made by Borrower to show compliance or non-compliance with the provisions of Sections 6.11 and 6.12 and further stating that there is no condition or event at the end of such Fiscal Quarter or at the time of such certificate which constitutes a Default and specifying the nature and period of existence of any such condition or event.

         (c) Promptly upon their becoming available, Borrower shall provided copies of all registration statements, periodic reports and other statements and schedules filed by any Restricted Person with any securities exchange, the Securities and Exchange Commission or any similar Governmental Authority.

         Section 5.3. OTHER INFORMATION AND INSPECTIONS. Borrower will furnish to each Lender any information which Agent may from time to time reasonably request concerning any covenant, provision or condition of the Loan Documents or any matter in connection with Restricted Persons' businesses and operations. Borrower will permit, and will cause the other Restricted Persons to permit, representatives appointed by Agent (including independent accountants, auditors, agents, attorneys, appraisers and any other Persons) to visit and inspect during normal business hours any of the Restricted Persons properties, including its books of account, other books and records, and any facilities or other business assets, and to make extra copies therefrom and photocopies and photographs thereof, and to write down and record any information such representatives obtain, and Borrower will permit, and will cause the other Restricted Persons to permit, Agent or its representatives to investigate and verify the accuracy of the information furnished to Agent or any Lender in connection with the Loan Documents and to discuss all such matters with its officers, employees and representatives.

         Section 5.4. NOTICE OF MATERIAL EVENTS AND CHANGE OF ADDRESS. Borrower will promptly notify each Lender in writing, stating that such notice is being given pursuant to this Agreement, of:

         (a) the occurrence of any event which would have a Material Adverse Effect,

         (b) the occurrence of any Default,

         (c) the acceleration of the maturity of any Indebtedness owed by any Restricted Person having a principal balance of more than $25,000,000, or of any default by any Restricted Person under any indenture, mortgage, agreement, contract or other instrument to which any of them is a party or by which any of them or any of their properties is bound, if such default would have a Material Adverse Effect,

         (d) the occurrence of any Termination Event,

         (e) any claim of $10,000,000 or more, any notice of potential liability under any Environmental Laws which might exceed such amount, or any other material adverse claim asserted against any Restricted Person or with respect to any Restricted Person's properties, and

         (f) the filing of any suit or proceeding against any Restricted Person in which an adverse decision would have a Material Adverse Effect.

Upon the occurrence of any of the foregoing, Restricted Persons will take all necessary or appropriate steps to remedy promptly any such Material Adverse Effect, Default, acceleration, default or Termination Event, to protect against any such adverse claim, to defend any such suit or proceeding, and to resolve all controversies on account of any of the foregoing. Borrower will also notify Agent and Agent's counsel in writing promptly in the event that any Restricted Person changes its name or the location of its chief executive office.

         Section 5.5. MAINTENANCE OF PROPERTIES. Each Restricted Person will maintain, preserve, protect, and keep all property used or useful in the conduct of its business in good condition and in compliance with all applicable Laws, and will from time to time make all repairs, renewals and replacements needed to enable the business and operations carried on in connection therewith to be promptly and advantageously conducted at all times.

         Section 5.6. MAINTENANCE OF EXISTENCE AND QUALIFICATIONS. Each Restricted Person will maintain and preserve its existence and its rights and franchises in full force and effect and will qualify to do business in all states or jurisdictions where required by applicable Law, except where the failure so to qualify will not have a Material Adverse Effect.

         Section 5.7. PAYMENT OF TRADE LIABILITIES, TAXES, ETC. Each Restricted Person will (a) timely file all required tax returns; (b) timely pay all taxes, assessments, and other governmental charges or levies imposed upon it or upon its income, profits or property; and (c) maintain appropriate accruals and reserves for all of the foregoing in accordance with GAAP. Each Restricted Person may, however, delay paying or discharging any of the foregoing so long as it is in good faith contesting the validity thereof by appropriate proceedings and has set aside on its books adequate reserves therefor.

         Section 5.8. INSURANCE. In accordance with industry standards, each Restricted Person will keep or cause to be kept insured or self-insured, at the option of each Restricted Person, its surface equipment and other property of a character usually insured by similar Persons engaged in the same or similar businesses. The insurance coverages and amounts will be reasonably determined by each Restricted Person, based on coverages carried by prudent owners of similar equipment and property.

         Section 5.9. PERFORMANCE ON BORROWER'S BEHALF. If any Restricted Person fails to pay any taxes, insurance premiums, expenses, attorneys' fees or other amounts it is required to pay under any Loan Document during any period in which a Default exists, Agent may pay the same. Borrower shall immediately reimburse Agent for any such payments and each amount paid by Agent shall constitute an Obligation owed hereunder which is due and payable on the date such amount is paid by Agent.

         Section 5.10. INTEREST. Borrower hereby promises to each Lender Party to pay interest at the Default Rate applicable to Base Rate Loans on all Obligations (including Obligations to pay fees or to reimburse or indemnify any Lender) which Borrower has in this Agreement promised to pay to such Lender Party and which are not paid when due. Such interest shall accrue from the date such Obligations become due until they are paid.

         Section 5.11. COMPLIANCE WITH AGREEMENTS AND LAW. Each Restricted Person will perform all material obligations it is required to perform under the terms of each indenture, mortgage, deed of trust, security agreement, lease, franchise, agreement, contract or other instrument or obligation to which it is a party or by which it or any of its properties is bound. Each Restricted Person will conduct its business and affairs in compliance with all Laws applicable thereto.

         Section 5.12. ENVIRONMENTAL MATTERS.

         (a) Each Restricted Person will comply in all material respects with all Environmental Laws now or hereafter applicable to such Restricted Person, as well as all contractual obligations and agreements with respect to environmental remediation or other environmental matters, and shall obtain, at or prior to the time required by applicable Environmental Laws, all environmental, health and safety permits, licenses and other authorizations necessary for its operations and will maintain such authorizations in full force and effect.

         (b) Borrower will promptly furnish to Agent all written notices of violation, orders, claims, citations, complaints, penalty assessments, suits or other proceedings received by Borrower, or of which it has notice, pending or threatened against Borrower, by any Governmental Authority with respect to any alleged violation of or non-compliance with any Environmental Laws or any permits, licenses or authorizations in connection with its ownership or use of its properties or the operation of its business, if the violation, order, claim, citation, complaint, penalty assessment, suit or other proceeding could reasonably be expected to result in liability to Borrower in excess of $10,000,000.

         (c) Borrower will promptly furnish to Agent all requests for information, notices of claim, demand letters, and other notifications, received by Borrower in connection with its ownership or use of its properties or the conduct of its business, relating to potential responsibility with respect to any investigation or clean-up of Hazardous Material at any location.

         Section 5.13. EVIDENCE OF COMPLIANCE. Each Restricted Person will furnish to each Lender at such Restricted Person's or Borrower's expense all evidence which Agent from time to time reasonably requests in writing as to the accuracy and validity of or compliance with all representations, warranties and covenants made by any Restricted Person in the Loan Documents, the satisfaction of all conditions contained therein, and all other matters pertaining thereto.

         Section 5.14. BANK ACCOUNTS; OFFSET. To secure the repayment of the Obligations Borrower hereby grants to each Lender a right of offset, each of which shall be in addition to all other interests, liens, and rights of any Lender at common Law, under the Loan Documents, or otherwise, and each of which shall be upon and against (a) any and all moneys, securities or other property (and the proceeds therefrom) of Borrower now or hereafter held or received by or in transit to any Lender from or for the account of Borrower, whether for safekeeping, custody, pledge, transmission, collection or otherwise, (b) any and all deposits (general or special, time or demand, provisional or final) of Borrower with any Lender, and (c) any other credits and claims of Borrower at any time existing against any Lender, including claims under certificates of deposit. At any time and from time to time after the occurrence of any Default, each Lender is hereby authorized to offset against the Obligations then due and payable (in either case without notice to Borrower), any and all items hereinabove referred to. To the extent that Borrower has accounts designated as royalty or joint interest owner accounts, the foregoing right of offset shall not extend to funds in such accounts which belong to, or otherwise arise from payments to Borrower for the account of, third party royalty or joint interest owners.


                   ARTICLE VI - NEGATIVE COVENANTS OF BORROWER

         To conform with the terms and conditions under which each Lender is willing to have credit outstanding to Borrower, and to induce each Lender to enter into this Agreement and make the Loans, Borrower warrants, covenants and agrees that until the full and final payment of the Obligations and the termination of this Agreement, unless Required Lenders have previously agreed otherwise:

         Section 6.1. INDEBTEDNESS. No Restricted Person (other than Borrower) will in any manner owe or be liable for Indebtedness except:

         (a) the Obligations and the 1999 Obligations.

         (b) capital lease obligations (excluding oil, gas or mineral leases) entered into in the ordinary course of such Restricted Person's business in arm's length transactions at competitive market rates under competitive terms and conditions in all respects, provided that the obligations required to be paid in any Fiscal Year under any such capital leases do not in the aggregate exceed $2,000,000 for all Restricted Persons.

         (c) unsecured Liabilities owed among Restricted Persons.

         (d) guaranties by one Restricted Person of Liabilities owed by another Restricted Person, if such Liabilities either (i) are not Indebtedness, or (ii) are allowed under subsections (a), (b) or (c) of this Section 6.1.

         (e) Indebtedness of the Restricted Persons for plugging and abandonment bonds issued by third parties or for letters of credit issued in place thereof which are required by regulatory authorities in the area of operations, and Indebtedness of the Restricted Persons for other bonds or letters of credit which are required by such regulatory authorities with respect to other normal oil and gas operations.

         (f) non-recourse Indebtedness as to which no Restricted Person (i) provides any guaranty or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (ii) is directly or indirectly liable (as a guarantor or otherwise); provided, that after giving effect to such Indebtedness outstanding from time to time, Borrower is not in violation of Sections 6.11 and 6.12.

         (g) Indebtedness that is subordinated to the Obligations and the 1999 Obligations on terms acceptable to Required Lenders.

         (h) Indebtedness to Questar Corporation that is subordinated to the Obligations on the terms described in the promissory note attached hereto as
Schedule 2.

         (i) Acquired Debt which meets the following requirements: (A) the documentation evidencing such Indebtedness shall contain no terms, conditions or defaults (other than pricing) which are more favorable to the third party creditor than those contained in this Agreement are to Lenders and (B) at the time such Indebtedness is incurred, no Default or Event of Default shall have occurred and be continuing hereunder.

         (j) Indebtedness under Hedging Contracts permitted under Section 6.10.

         (k) unsecured Indebtedness of the Restricted Persons not described in subsections (a) through (j) above which meets the following requirements: (A) the documentation evidencing such Indebtedness shall contain no terms, conditions or defaults (other than pricing) which are more favorable to the third party creditor than those contained in this Agreement are to Lenders and
(B) at the time such Indebtedness is incurred, no Default or Event of Default shall have occurred and be continuing hereunder; provided that the Indebtedness of the Restricted Persons (OTHER THAN BORROWER) permitted under this subsection
(k) shall not exceed $30,000,000 in the aggregate, excluding guaranties of Indebtedness of other Restricted Persons.

         Section 6.2. LIMITATION ON LIENS. Except for Permitted Liens, no Restricted Person will create, assume or permit to exist any Lien upon any of the properties or assets which it now owns or hereafter acquires. No Restricted Person will allow the filing or continued existence of any financing statement describing as collateral any assets or property of such Restricted Person, other than financing statements which describe only collateral subject to a Lien permitted under this section and which name as secured party or lessor only the holder of such Lien.

         Section 6.3. LIMITATION ON INVESTMENTS AND NEW BUSINESSES. No Restricted Person will:

         (a) engage directly or indirectly in any business or conduct any operations, except (i) in connection with or incidental to its present businesses and operations or complementary to such businesses or operations or
(ii) in connection with businesses or operations that are not material to Borrower and its Subsidiaries on a consolidated basis;

         (b) make any acquisitions of or capital contributions to any Person or any other Investment, except (i) Investments in the ordinary course of business,
(ii) demand loans to Questar Corporation, and (iii) purchases of equity interests in Persons involved in the oil and gas industry if the aggregate amount of the purchase price for all such purchases (including the purchase in question) made by the Restricted Persons after the date hereof does not exceed $30,000,000.

         Section 6.4. LIMITATION ON MERGERS. Borrower will not merge or consolidate with or into any other Person unless Borrower is the surviving business entity and no Default exists prior to such merger or consolidation or will exist immediately thereafter.

         Section 6.5. LIMITATION ON ISSUANCE OF SECURITIES BY SUBSIDIARIES OF BORROWER. No Restricted Subsidiary of Borrower will issue any additional shares of its capital stock, additional partnership interests or other equity securities or any options, warrants or other rights to acquire such additional shares, partnership interests or other securities except to another Restricted Person of which such issuer is already directly or indirectly a Subsidiary of Borrower.

         Section 6.6. TRANSACTIONS WITH AFFILIATES. No Restricted Person will engage in any material transaction with any of its Affiliates on terms which are less favorable in any material respect to it than those which would have been obtainable at the time in arm's-length dealing with Persons other than such Affiliates.

         Section 6.7. PROHIBITED CONTRACTS. Except as expressly provided for in the Loan Documents, no Restricted Person will, directly or indirectly, enter into, create, or otherwise allow to exist any contract or other consensual restriction on the ability of any Restricted Person that is a Subsidiary of
Borrower: (a) to pay dividends or make other distributions to Borrower, (b) to redeem equity interests held in it by Borrower, (c) to repay loans and other indebtedness owing by it to Borrower, or (d) to transfer any of its assets to Borrower.

         Section 6.8. ERISA. No ERISA Affiliate will incur any obligation to contribute to any "multiemployer plan" as defined in Section 4001 of ERISA.

         Section 6.9. LIMITATION ON SALES OF PROPERTY. No Restricted Person will sell, transfer, lease, exchange, alienate or dispose of any of its material assets or properties or any material interest therein, or discount, sell, pledge or assign any notes payable to it, accounts receivable or future income, except:

         (a) equipment which is worthless or obsolete or which is replaced by equipment of equal suitability and value;

         (b) inventory (including oil and gas sold as produced and seismic data) which is sold in the ordinary course of business on ordinary trade terms;

         (c) capital stock of any of Borrower's Subsidiaries which is transferred to Borrower or a wholly owned Subsidiary of Borrower;

         (d) interests in oil and gas properties, or portions thereof, to which no proved reserves of oil, gas or other liquid or gaseous hydrocarbons are properly attributed.

         (e) notwithstanding the above, other property which is sold for fair consideration in an aggregate amount not to exceed twenty percent (20%) of the Consolidated net book value of Borrower's property, plant and equipment during any Fiscal Year.

         Section 6.10. HEDGING CONTRACTS. No Restricted Person will be a party to or in any manner be liable on any Hedging Contract, unless such contracts are entered into as a hedge of equity oil and gas production (whether production is produced by any Restricted Person or purchased from third parties), floating rate Indebtedness or foreign currency needs (and not as a speculative investment), such contracts are entered into in the ordinary course of the Restricted Persons' businesses, and

                (i) if such contracts are entered into with the purpose and effect of fixing prices on oil or gas expected to be produced by Restricted Persons:

                    (A) such contracts for any single month (determined, in the case of contracts that are not settled on a monthly basis, by a monthly proration acceptable to Agent) do not, in the aggregate, cover amounts greater than seventy- five percent (75%) of the Restricted Persons' aggregate Projected Oil and Gas Production anticipated to be sold in the ordinary course of the Restricted Persons' businesses for such month; AND

                    (B) such contracts do not require any Restricted Person to provide any Lien or letter of credit to secure the Restricted Persons' obligations thereunder, other than Liens on cash or cash equivalents and letters of credit; provided that the aggregate amount of cash and cash equivalents subject to Liens securing such contracts and the undrawn amount of all letters of credit securing such contracts shall not exceed $30,000,000 at any time.

         As used in this subsection (i), the term "PROJECTED OIL AND GAS PRODUCTION" means the projected production of oil or gas (measured by volume unit or BTU equivalent, not sales price) for the term of the contracts or a particular month, as applicable, from properties and interests owned by any Restricted Person which have attributable to them proved oil or gas reserves.

                (ii) if such contracts are entered into with the purpose and effect of fixing interest rates on a principal amount of indebtedness of such Restricted Person that is accruing interest at a variable rate, the aggregate notional amount of such contracts never exceeds the anticipated outstanding principal balance of the indebtedness to be hedged by such contracts or an average of such principal balances calculated using a generally accepted method of matching interest swap contracts to declining principal balances, and the floating rate index of each such contract generally matches the index used to determine the floating rates of interest on the corresponding indebtedness to be hedged by such contract.

         Section 6.11. FUNDED DEBT TO TOTAL CAPITALIZATION. As of the end of each Fiscal Quarter, the Debt to Capitalization Ratio will not exceed 0.6 to 1.0.

         Section 6.12. NET WORTH. Borrower's Consolidated Net Worth will never be less than the sum of (a) eighty-five percent (85%) of Borrower's Consolidated Net Worth as of December 31, 2000 PLUS (b) an aggregate amount equal to fifty percent (50%) of its Consolidated Net Income for each Fiscal Quarter (but, in each case, only including such Fiscal Quarters for which Consolidated Net Income is a positive number) from and after December 31, 2000 to and including the date of determination thereof, computed on a cumulative basis for such period.

                  ARTICLE VII - EVENTS OF DEFAULT AND REMEDIES

         Section 7.1. EVENTS OF DEFAULT. Each of the following events constitutes an Event of Default under this Agreement:

         (a) Borrower fails to pay any principal component of any Obligation when due and payable or fails to pay any other Obligation within five (5) Business Days after the date when due and payable, whether at a date for the payment of a fixed installment or as a contingent or other payment becomes due and payable or as a result of acceleration or otherwise;

         (b) Any "default" or "event of default" occurs under any Loan Document which defines either such term, and the same is not remedied within the applicable period of grace (if any) provided in such Loan Document;

         (c) Borrower fails to duly observe, perform or comply with Section 5.3 or Section 5.4 of this Agreement, with the exception of the failure to provide notice in the event that any Restricted Person changes its name or location of its chief executive office;

         (d) Borrower fails (other than as referred to in subsections (a), (b) or (c) above) to duly observe, perform or comply with any covenant, agreement, condition or provision of any Loan Document, and such failure remains unremedied for a period of thirty (30) days after notice of such failure is given by Agent to Borrower;

         (e) Any representation or warranty previously, presently or hereafter made in writing by or on behalf of any Restricted Person in connection with any Loan Document shall prove to have been false or incorrect in any material respect on any date on or as of which made, or this Agreement or any Note is asserted to be or at any time ceases to be valid, binding and enforceable in any material respect as warranted in Section 4.5 for any reason other than its release or subordination by Agent;

         (f) Any Restricted Person fails to duly observe, perform or comply with any agreement with any Person or any term or condition of any instrument, if such failure could reasonably be expected to have a Material Adverse Effect upon Borrower;

         (g) Any Restricted Person (i) fails to duly pay any Indebtedness in excess of $10,000,000 constituting principal or interest owed by it with respect to borrowed money or money otherwise owed under any note, bond, or similar instrument, or (ii) breaches or defaults in the performance of any agreement or instrument by which any such Indebtedness is issued, evidenced, governed, or secured, other than a breach or default described in clause (i) above, and any such failure, breach or default continues beyond any applicable period of grace provided therefor;

         (h) Borrower or any other Restricted Person having assets with a book value of at least $10,000,000:

             (i) suffers the entry against it of a judgment, decree or order for relief by a Tribunal of competent jurisdiction in an involuntary proceeding commenced under any applicable bankruptcy, insolvency or other similar Law of any jurisdiction now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended, or has any such proceeding commenced against it which remains undismissed for a period of thirty days; or

             (ii) commences a voluntary case under any applicable bankruptcy, insolvency or similar Law now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended; or applies for or consents to the entry of an order for relief in an involuntary case under any such Law; or makes a general assignment for the benefit of creditors; or fails generally to pay (or admits in writing its inability to pay) its debts as such debts become due; or takes corporate or other action to authorize any of the foregoing; or

             (iii) suffers the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of all or a substantial part of its property in a proceeding brought against or initiated by it, and such appointment or taking possession is neither made ineffective nor discharged within thirty days after the making thereof, or such appointment or taking possession is at any time consented to, requested by, or acquiesced to by it; or

             (iv) suffers the entry against it of a final judgment for the payment of money in an amount that exceeds (x) the valid and collectible insurance in respect thereof or (y) the amount of an indemnity with respect thereto reasonably acceptable to the Required Lenders by $10,000,000 or more, unless the same is discharged within thirty days after the date of entry thereof or an appeal or appropriate proceeding for review thereof is taken within such period and a stay of execution pending such appeal is obtained; or

             (v) suffers a writ or warrant of attachment or similar process to be issued by any Tribunal against all or any part of its property having a book value of at least $10,000,000, and such writ or warrant of attachment or any similar process is not stayed or released within thirty days after the entry or levy thereof or after any stay is vacated or set aside;

         (i) Either (i) any "accumulated funding deficiency" (as defined in Section 412(a) of the Internal Revenue Code) in excess of $10,000,000 exists with respect to any ERISA Plan, whether or not waived by the Secretary of the Treasury or his delegate, or (ii) any Termination Event occurs with respect to any ERISA Plan and the then current value of such ERISA Plan's benefit liabilities exceeds the then current value of such ERISA Plan's assets available for the payment of such benefit liabilities by more than $10,000,000 (or in the case of a Termination Event involving the withdrawal of a substantial employer, the withdrawing employer's proportionate share of such excess exceeds such amount);

         (j) Questar Corporation ceases to own 100% of the capital stock of Borrower; and

         (k) Any "Event of Default" occurs under the 1999 Agreements.

Upon the occurrence of an Event of Default described in subsection (h)(i),
(h)(ii) or (h)(iii) of this section with respect to Borrower, all of the Obligations shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrower and each Restricted Person who at any time ratifies or approves this Agreement. During the continuance of any other Event of Default, Agent at any time and from time to time may (and upon written instructions from Required Lenders, Agent shall), without notice to Borrower or any other Restricted Person, declare any or all of the Obligations immediately due and payable, and all such Obligations shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrower and each Restricted Person who at any time ratifies or approves this Agreement.

         Section 7.2. REMEDIES. If any Default shall occur and be continuing, each Lender Party may protect and enforce its rights under the Loan Documents by any appropriate proceedings, including proceedings for specific performance of any covenant or agreement contained in any Loan Document, and each Lender Party may enforce the payment of any Obligations due it or enforce any other legal or equitable right which it may have. All rights, remedies and powers conferred upon Lender Parties under the Loan Documents shall be deemed cumulative and not exclusive of any other rights, remedies or powers available under the Loan Documents or at Law or in equity.

                              ARTICLE VIII - AGENT

         Section 8.1. APPOINTMENT, POWERS, AND IMMUNITIES. Each Lender hereby irrevocably appoints and authorizes Agent to act as its agent under this Agreement and the other Loan Documents with such powers and discretion as are specifically delegated to Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Agent (which term as used in this sentence and in Section 8.5 and the first sentence of Section 8.6 hereof shall include its Affiliates and its own and its Affiliates' officers, directors, employees, and agents): (a) shall not have any duties or responsibilities except those expressly set forth in this Agreement and shall not be a trustee or fiduciary for any Lender; (b) shall not be responsible to the Lenders for any recital, statement, representation, or warranty (whether written or oral) made in or in connection with any Loan Document or any certificate or other document referred to or provided for in, or received by any of them under, any Loan Document, or for the value, validity, effectiveness, genuineness, enforceability, or sufficiency of any Loan Document, or any other document referred to or provided for therein or for any failure by any Restricted Person or any other Person to perform any of its obligations thereunder; (c) shall not be responsible for or have any duty to ascertain, inquire into, or verify the performance or observance of any covenants or agreements by any Restricted Person or the

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satisfaction of any condition or, except at the written direction of any Lender, to inspect the property (including the books and records) of any Restricted Person or any of its Subsidiaries or Affiliates; (d) shall not be required to initiate or conduct any litigation or collection proceedings under any Loan Document; and (e) shall not be responsible for any action taken or omitted to be taken by it under or in connection with any Loan Document, except for its own gross negligence or willful misconduct. Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

         Section 8.2. RELIANCE BY AGENT. Agent shall be entitled to rely upon any certification, notice, instrument, writing, or other communication (including, without limitation, any thereof by telephone or telecopy) believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel for any Restricted Person), independent accountants, and other experts selected by Agent. Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until Agent receives and accepts an Assignment and Acceptance executed in accordance with
Section 9.6 hereof. As to any matters not expressly provided for by this Agreement, Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding on all of the Lenders; PROVIDED, HOWEVER, that Agent shall not be required to take any action that exposes Agent to personal liability or that is contrary to any Loan Document or applicable Law or unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking any such action.

         Section 8.3. DEFAULTS. Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless Agent has received written notice from a Lender or Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that Agent receives such a notice of the occurrence of a Default or Event of Default, Agent shall give prompt notice thereof to the Lenders. Agent shall (subject to Section 8.1 hereof) take such action with respect to such Default or Event of Default as shall reasonably be directed by the Required Lenders. Notwithstanding the foregoing, unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Lenders.

         Section 8.4. RIGHTS AS LENDER. With respect to its Percentage Share of the Maximum Credit Amount and the Loans made by it, Agent (and any successor acting as Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include Agent in its individual capacity. Agent (and any successor acting as Agent) and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make Investments in, provide services to, and generally engage in any kind of lending, trust, or other business with any Restricted Person or any of its Subsidiaries or Affiliates as if it were not acting as Agent, and Agent (and any successor acting as Agent) and its Affiliates may accept fees and other consideration from any Restricted Person or any of its Subsidiaries or Affiliates for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

         SECTION 8.5. INDEMNIFICATION. THE LENDERS AGREE TO INDEMNIFY AGENT (TO THE EXTENT NOT REIMBURSED UNDER SECTION 9.4 HEREOF, BUT WITHOUT LIMITING THE OBLIGATIONS OF BORROWER UNDER SUCH SECTION) RATABLY IN ACCORDANCE WITH THEIR RESPECTIVE PERCENTAGE SHARES, FOR ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, REASONABLE COSTS AND EXPENSES (INCLUDING ATTORNEYS' FEES), OR DISBURSEMENTS OF ANY KIND AND NATURE WHATSOEVER THAT MAY BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST AGENT (INCLUDING BY ANY LENDER) IN ANY WAY RELATING TO OR ARISING OUT OF ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY OR ANY ACTION TAKEN OR OMITTED BY AGENT UNDER ANY LOAN DOCUMENT (INCLUDING ANY OF THE FOREGOING ARISING FROM THE NEGLIGENCE OF AGENT); PROVIDED that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Person to be indemnified. Without limitation of the foregoing, each Lender agrees to reimburse Agent promptly upon demand for its ratable share of any costs or expenses payable by Borrower under Section 9.4, to the extent that Agent is not promptly reimbursed for such costs and expenses by Borrower. The agreements contained in this section shall survive payment in full of the Loans and all other amounts payable under this Agreement.

         Section 8.6. NON-RELIANCE ON AGENT AND OTHER LENDERS. Each Lender agrees that it has, independently and without reliance on Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and its Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under the Loan Documents. Except for notices, reports, and other documents and information expressly required to be furnished to the Lenders by Agent hereunder, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition, or business of any Restricted Person or any of its Subsidiaries or Affiliates that may come into the possession of Agent or any of its Affiliates.

         Section 8.7. SHARING OF SET-OFFS AND OTHER PAYMENTS. Each Lender Party agrees that if it shall, whether through the exercise of rights under Loan Documents or rights of banker's lien, set off, or counterclaim against Borrower or otherwise, obtain payment of a portion of the aggregate Obligations owed to it which, taking into account all distributions made by Agent under Section 2.1, causes such Lender Party to have received more than it would have received had such payment been received by Agent and distributed pursuant to Section 2.1, then (a) it shall be deemed to have simultaneously purchased and shall be obligated to purchase interests in the Obligations as necessary to cause all Lender Parties to share all payments as provided for in Section 2.1, and (b) such other adjustments shall be made from time to time as shall be equitable to ensure that Agent and all Lender Parties share all payments of Obligations as provided in Section 2.1; provided, however, that nothing herein contained shall in any way affect the right of any Lender Party to obtain payment (whether by exercise of rights of banker's lien, set-off or counterclaim or otherwise) of indebtedness other than the Obligations. Borrower expressly consents to the foregoing arrangements and agrees that any holder of any such interest or other participation in the Obligations, whether or not acquired pursuant to the foregoing arrangements, may to the fullest extent permitted by Law exercise any and all rights of banker's lien, set-off, or counterclaim as fully as if such holder were a holder of the Obligations in the amount of such interest or other participation. If all or any part of any funds transferred pursuant to this section is thereafter recovered from the seller under this section which received the same, the purchase provided for in this section shall be deemed to have been rescinded to the extent of such recovery, together with interest, if any, if interest is required pursuant to the of a Tribunal order to be paid on account of the possession of such funds prior to such recovery.

         Section 8.8. INVESTMENTS. Whenever Agent in good faith determines that it is uncertain about how to distribute to Lender Parties any funds which it has received, or whenever Agent in good faith determines that there is any dispute among Lender Parties about how such funds should be distributed, Agent may choose to defer distribution of the funds which are the subject of such uncertainty or dispute. If Agent in good faith believes that the uncertainty or dispute will not be promptly resolved, or if Agent is otherwise required to invest funds pending distribution to Lender Parties, Agent shall invest such funds pending distribution; all interest on any such Investment shall be distributed upon the distribution of such Investment and in the same proportion and to the same Persons as such Investment. All moneys received by Agent for distribution to Lender Parties (other than to the Person who is Agent in its separate capacity as a Lender Party) shall be held by Agent pending such distribution solely as Agent for such Lender Parties, and Agent shall have no equitable title to any portion thereof.

         Section 8.9. BENEFIT OF ARTICLE VIII. The provisions of this Article are intended solely for the benefit of Lender Parties, and no Restricted Person shall be entitled to rely on any such provision or assert any such provision in a claim or defense against any Lender. Lender Parties may waive or amend such provisions as they desire without any notice to or consent of Borrower or any Restricted Person.

         Section 8.10. RESIGNATION. Agent may resign at any time by giving written notice thereof to Lenders and Borrower. Each such notice shall set forth the date of such resignation. Upon any such resignation, Required Lenders shall have the right to appoint a successor Agent. A successor must be appointed for any retiring Agent, and such Agent's resignation shall become effective when such successor accepts such appointment. If, within thirty days after the date of the retiring Agent's resignation, no successor Agent has been appointed and has accepted such appointment, then the retiring Agent may appoint a successor Agent, which shall be a commercial bank organized or licensed to conduct a banking or trust business under the Laws of the United States of America or of any state thereof and if no Default or Event of Default has occurred and is continuing, retiring Agent shall obtain the consent of Borrower. Upon the acceptance of any appointment as Agent hereunder by a successor

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Agent, the retiring Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After any retiring Agent's resignation hereunder the provisions of this Article VIII shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under the Loan Documents.

                           ARTICLE IX - MISCELLANEOUS

         Section 9.1. WAIVERS AND AMENDMENTS; ACKNOWLEDGMENTS.

         (a) WAIVERS AND AMENDMENTS. No failure or delay (whether by course of conduct or otherwise) by any Lender Party in exercising any right, power or remedy which such Lender Party may have under any of the Loan Documents shall operate as a waiver thereof or of any other right, power or remedy, nor shall any single or partial exercise by any Lender Party of any such right, power or remedy preclude any other or further exercise thereof or of any other right, power or remedy. No waiver of any provision of any Loan Document and no consent to any departure therefrom shall ever be effective unless it is in writing and signed as provided below in this section, and then such waiver or consent shall be effective only in the specific instances and for the purposes for which given and to the extent specified in such writing. No notice to or demand on any Restricted Person shall in any case of itself entitle any Restricted Person to any other or further notice or demand in similar or other circumstances. This Agreement and the other Loan Documents set forth the entire understanding between the parties hereto with respect to the transactions contemplated herein and therein and supersede all prior discussions and understandings with respect to the subject matter hereof and thereof, and no waiver, consent, release, modification or amendment of or supplement to this Agreement or the other Loan Documents shall be valid or effective against any party hereto unless the same is in writing and signed by (i) if such party is Borrower, by Borrower, (ii) if such party is Agent, by such party, and (iii) if such party is a Lender, by such Lender or by Agent on behalf of Lenders with the written consent of Required Lenders (which consent has already been given as to the termination of the Loan Documents as provided in Section 9.10). Notwithstanding the foregoing or anything to the contrary herein, Agent shall not, without the prior consent of all Lenders, execute and deliver on behalf of such Lender any waiver or amendment which would increase the Maximum Credit Amount hereunder. Notwithstanding the foregoing or anything to the contrary herein, Agent shall not, without the prior consent of each individual Lender, execute and deliver on behalf of such Lender any waiver or amendment which would: (1) waive any of the conditions specified in Article III, (2) increase the maximum amount which such Lender is committed hereunder to lend, (3) reduce any fees payable to such Lender hereunder, or the principal of, or interest on, such Lender's Note, (4) postpone any date fixed for any payment of any such fees, principal or interest,
(5) amend the definition herein of "Required Lenders," or otherwise change the aggregate amount of Percentage Shares which is required for Agent, Lenders or any of them to take any particular action under the Loan Documents, (6) release Borrower from its obligation to pay such Lender's Note, or (7) amend this
Section 9.1(a).

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

         (b) ACKNOWLEDGMENTS AND ADMISSIONS. Borrower hereby represents, warrants, acknowledges and admits that (i) it has been advised by counsel in the negotiation, execution and delivery of the Loan Documents to which it is a party, (ii) it has made an independent decision to enter into this Agreement and the other Loan Documents to which it is a party, without reliance on any representation, warranty, covenant or undertaking by Agent or any Lender, whether written, oral or implicit, other than as expressly set out in this Agreement or in another Loan Document delivered on or after the date hereof,
(iii) there are no representations, warranties, covenants, undertakings or agreements by any Lender as to the Loan Documents except as expressly set out in this Agreement or in another Loan Document delivered on or after the date hereof, (iv) no Lender has any fiduciary obligation toward Borrower with respect to any Loan Document or the transactions contemplated thereby, (v) the relationship pursuant to the Loan Documents between Borrower and the other Restricted Persons, on one hand, and each Lender, on the other hand, is and shall be solely that of debtor and creditor, respectively, (vi) no partnership or joint venture exists with respect to the Loan Documents between any Restricted Person and any Lender, (vii) Agent is not Borrower's Agent, but Agent for Lenders, (viii) without limiting any of the foregoing, Borrower is not relying upon any representation or covenant by any Lender, or any representative thereof, and no such representation or covenant has been made, that any Lender will, at the time of an Event of Default or Default, or at any other time, waive, negotiate, discuss, or take or refrain from taking any action permitted under the Loan Documents with respect to any such Event of Default or Default or any other provision of the Loan Documents, (ix) should an Event of Default or Default occur or exist, each Lender will determine in its sole discretion and for its own reasons what remedies and actions it will or will not exercise or take at that time, and (x) all Lender Parties have relied upon the truthfulness of the acknowledgments in this section in deciding to execute and deliver this Agreement and to become obligated hereunder.

         (c) JOINT ACKNOWLEDGMENT. THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

         THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         Section 9.2. SURVIVAL OF AGREEMENTS; CUMULATIVE NATURE. All of Restricted Persons' various representations, warranties, covenants and agreements in the Loan Documents shall survive the execution and delivery of this Agreement and the other Loan Documents and the performance hereof and thereof, including the making or granting of the Loans and the delivery of the Notes and the other Loan Documents, and shall further survive until all of the Obligations are paid in full to each Lender Party and all of Lender Parties' obligations to Borrower are terminated. All statements and agreements contained in any certificate or other instrument delivered by any Restricted Person to any Lender Party under any Loan Document shall be deemed representations and warranties by Borrower or agreements and covenants of Borrower under this Agreement. The representations, warranties, indemnities, and covenants made by Restricted Persons in the Loan Documents, and the rights, powers, and privileges granted to Lender Parties in the Loan Documents, are cumulative, and, except for expressly specified waivers and consents, no Loan Document shall be construed in the context of another to diminish, nullify, or otherwise reduce the benefit to any Lender Party of any such representation, warranty, indemnity, covenant, right, power or privilege. In particular and without limitation, no exception set out in this Agreement to any representation, warranty, indemnity, or covenant herein contained shall apply to any similar representation, warranty, indemnity, or covenant contained in any other Loan Document, and each such similar representation, warranty, indemnity, or covenant shall be subject only to those exceptions which are expressly made applicable to it by the terms of the various Loan Documents.

         Section 9.3. NOTICES. All notices, requests, consents, demands and other communications required or permitted under any Loan Document shall be in writing, unless otherwise specifically provided in such Loan Document (provided that Agent may give telephonic notices to the other Lender Parties), and shall be deemed sufficiently given or furnished if delivered by personal delivery, by facsimile or other electronic transmission, by delivery service with proof of delivery, or by registered or certified United States mail, postage prepaid, to Borrower and Restricted Persons at the address of Borrower specified on the signature pages hereto and to each Lender Party at its address specified on the signature pages hereto (unless changed by similar notice in writing given by the particular Person whose address is to be changed). Any such notice or communication shall be deemed to have been given (a) in the case of personal delivery or delivery service, as of the date of first attempted delivery during normal business hours at the address provided herein, (b) in the case of facsimile or other electronic transmission, upon receipt, or (c) in the case of registered or certified United States mail, three days after deposit in the mail; provided, however, that no Continuation/Conversion Notice shall become effective until actually received by Agent.

         Section 9.4. PAYMENT OF EXPENSES; INDEMNITY.

         (a) PAYMENT OF EXPENSES. Whether or not the transactions contemplated by this Agreement are consummated, Borrower will promptly (and in any event, within 30 days after any invoice or other statement or notice) pay: (i) all reasonable costs and expenses incurred by or on behalf of Agent (including, without limitation, external attorneys' fees, consultants' fees, travel costs and miscellaneous expenses) in connection with the negotiation, preparation, execution and delivery of the Loan Documents, and any and all consents, waivers or other documents or instruments relating thereto, and (ii) all reasonable costs and expenses incurred by or on behalf of any Lender Party (including, without limitation, external attorneys' fees, consultants' fees, accounting fees, travel costs and miscellaneous expenses) in connection with the defense or enforcement of any of the Loan Documents (including this section) or the defense of any Lender Party's exercise of its rights thereunder.

         (b) INDEMNITY. BORROWER AGREES TO INDEMNIFY EACH LENDER PARTY , UPON DEMAND, FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, CLAIMS, LOSSES, DAMAGES, PENALTIES, FINES, ACTIONS, JUDGMENTS, SUITS, SETTLEMENTS, REASONABLE COSTS AND EXPENSES OR DISBURSEMENTS (INCLUDING REASONABLE FEES OF ATTORNEYS, ACCOUNTANTS, EXPERTS AND ADVISORS) OF ANY KIND OR NATURE WHATSOEVER (IN THIS SECTION COLLECTIVELY CALLED "LIABILITIES AND COSTS") WHICH TO ANY

EXTENT (IN WHOLE OR IN PART) MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST SUCH LENDER PARTY GROWING OUT OF, RESULTING FROM OR IN ANY OTHER WAY ASSOCIATED WITH THE LOAN DOCUMENTS AND THE TRANSACTIONS AND EVENTS (INCLUDING THE ENFORCEMENT OR DEFENSE THEREOF) AT ANY TIME ASSOCIATED THEREWITH OR CONTEMPLATED THEREIN (WHETHER ARISING IN CONTRACT OR IN TORT OR OTHERWISE AND INCLUDING ANY VIOLATION OR NONCOMPLIANCE WITH ANY ENVIRONMENTAL LAWS BY ANY LENDER PARTY OR ANY OTHER PERSON OR ANY LIABILITIES OR DUTIES OF ANY LENDER PARTY OR ANY OTHER PERSON WITH RESPECT TO HAZARDOUS MATERIALS FOUND IN OR RELEASED INTO THE ENVIRONMENT).

THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY OR CAUSED, IN WHOLE OR IN PART BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY ANY LENDER PARTY,

provided only that no Lender Party shall be entitled under this section to receive indemnification for that portion, if any, of any liabilities and costs which is proximately caused by its own individual gross negligence or willful misconduct, as determined in a final judgment. If any Person (including Borrower or any of its Affiliates) ever alleges such gross negligence or willful misconduct by any Lender Party, the indemnification provided for in this section shall nonetheless be paid upon demand, subject to later adjustment or reimbursement, until such time as a court of competent jurisdiction enters a final judgment as to the extent and effect of the alleged gross negligence or willful misconduct. As used in this section the term "Lender Party" shall refer not only to each Person designated as such in Section 1.1 but also to each director, officer, agent, attorney, employee, representative and Affiliate of such Person.

         Section 9.5. JOINT AND SEVERAL LIABILITY; PARTIES IN INTEREST. All Obligations which are incurred by two or more Restricted Persons shall be their joint and several obligations and liabilities. All grants, covenants and agreements contained in the Loan Documents shall bind and inure to the benefit of the parties thereto and their respective successors and assigns; provided, however, that no Restricted Person may assign or transfer any of its rights or delegate any of its duties or obligations under any Loan Document without the prior consent of all of the Lenders. Neither Borrower nor any Affiliates of Borrower shall directly or indirectly purchase or otherwise retire any Obligations owed to any Lender nor will any Lender accept any offer to do so, unless each Lender shall have received substantially the same offer with respect to the same Percentage Share of the Obligations owed to it. If Borrower or any Affiliate of Borrower at any time purchases some but less than all of the Obligations owed to all Lender Parties, such purchaser shall not be entitled to any rights of any Lender under the Loan Documents unless and until Borrower or its Affiliates have purchased all of the Obligations.

         Section 9.6. ASSIGNMENTS AND PARTICIPATIONS.

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

         (a) Each Lender may assign to one or more Eligible Transferees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Loans, its Note, and its Percentage Share of the Maximum Credit Amount); PROVIDED, HOWEVER, that

             (i) each such assignment shall be to an Eligible Transferee;

             (ii) except in the case of such an assignment to another Lender or an assignment of all of a Lender's rights and obligations under this Agreement, any partial assignment of such Lender's rights and obligations under this Agreement shall be in a collective amount at least equal to $20,000,000 or an integral multiple of $5,000,000 in excess thereof;

             (iii) each such assignment by a Lender shall be of a constant, and not varying, percentage of all of its rights and obligations under the Loan Documents;

             (iv) the parties to such assignment shall execute and deliver to Agent for its acceptance an Assignment and Acceptance in the form of Exhibit E hereto, together with any Note subject to such assignment and a processing fee of $3,500; and

Upon execution, delivery, and acceptance of such Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, rights, and benefits of a Lender hereunder and the assigning Lender shall, to the extent of such assignment, relinquish its rights and be released from its obligations under this Agreement. Upon the consummation of any assignment pursuant to this section, the assignor, Agent and Borrower shall make appropriate arrangements so that, if required, new Notes are issued to the assignor and the assignee. If the assignee is not incorporated under the Laws of the United States of America or a state thereof, it shall deliver to Borrower and Agent certification as to exemption from deduction or withholding of Taxes in accordance with Section 2.9.

         (b) Agent shall maintain at its address referred to in Section 9.3 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and their Percentage Share of the Maximum Credit Amount of, and principal amount of the Loans owing to, each Lender from time to time (the "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Borrower, Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         (c) Upon its receipt of an Assignment and Acceptance executed by the parties thereto, together with any Note subject to such assignment and payment of the processing fee, Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit F hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the parties thereto.

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

         (d) Each Lender may sell participations to one or more Persons that are Eligible Transferees in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Maximum Credit Amount and its Loans); PROVIDED, HOWEVER, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) the participant shall be entitled to the benefit of the yield protection provisions contained in Article II and the right of offset contained in Section 5.14, and (iv) Borrower shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of Borrower relating to its Loans and its Note and to approve any amendment, modification, or waiver of any provision of this Agreement (other than amendments, modifications, or waivers decreasing the amount of principal of or the rate at which interest is payable on such Loans or Note, extending any scheduled principal payment date or date fixed for the payment of interest on such Loans or Note, or extending the Maximum Credit Amount).

         (e) Notwithstanding anything to the contrary contained herein, Lender (a "Granting Bank") may grant to a special purpose funding vehicle (an "SPC"), identified as such in writing from time to time by the Granting Bank to the Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Bank would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Bank shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Percentage Share of the Maximum Credit Amount of the Granting Bank to the same extent, and as if, such Loan were made by such Granting Bank. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or payment under this Agreement for which a Lender would otherwise be liable for so long as, and to the extent, the Granting Bank provides such indemnity or makes such payment. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 9.6(e), any SPC may (i) with notice to, but without the prior written consent of, the Borrower and the Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Bank or to any financial institutions providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC. This Section 10.6(e) may not be amended without the written consent of the Granting Bank. Notwithstanding the above (i) any Granting Bank's obligations under this Agreement as a Lender hereunder shall remain unchanged, (ii) such Granting Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) Borrower shall continue to deal solely and directly with such Granting Bank in connection with such Granting Bank's rights and obligations under this Agreement, and such Granting Bank shall retain the sole right to enforce the obligations of Borrower relating to the Loans and its Note and to approve any amendment, modification, or waiver of any provision of this Agreement.

         (f) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time assign and pledge all or any portion of its Loans and its Note to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

         (g) Any Lender may furnish any information concerning Borrower or any of its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of Section 9.7 hereof.

         Section 9.7. CONFIDENTIALITY. Agent and each Lender (each, a "LENDING PARTY") agrees to keep confidential any information furnished or made available to it by Borrower pursuant to this Agreement that is marked confidential; PROVIDED that nothing herein shall prevent any Lending Party from disclosing such information (a) to any other Lending Party or any Affiliate of any Lending Party, or any officer, director, employee, Agent, or advisor of any Lending Party or Affiliate of any Lending Party, (b) to any other Person if reasonably incidental to the administration of the credit facility provided herein, (c) as required by any Law, rule, or regulation, (d) upon the order of any court or administrative agency, (e) upon the request or demand of any regulatory agency or authority, (f) that is or becomes available to the public or that is or becomes available to any Lending Party other than as a result of a disclosure by any Lending Party prohibited by this Agreement, (g) in connection with any litigation to which such Lending Party or any of its Affiliates may be a party,
(h) to the extent necessary in connection with the exercise of any remedy under this Agreement or any other Loan Document, and (i) subject to provisions substantially similar to those contained in this section, to any actual or proposed participant or assignee.

         Section 9.8. GOVERNING LAW; SUBMISSION TO PROCESS. EXCEPT TO THE EXTENT THAT THE LAW OF ANOTHER JURISDICTION IS EXPRESSLY ELECTED IN A LOAN DOCUMENT, THE LOAN DOCUMENTS SHALL BE DEEMED CONTRACTS AND INSTRUMENTS MADE UNDER THE LAWS OF THE STATE OF TEXAS AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS AND THE LAWS OF THE UNITED STATES OF AMERICA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. BORROWER HEREBY IRREVOCABLY SUBMITS ITSELF AND EACH OTHER RESTRICTED PERSON TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE STATE OF TEXAS AND AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE UPON IT OR ANY RESTRICTED PERSON IN ANY LEGAL PROCEEDING RELATING TO THE LOAN DOCUMENTS OR THE OBLIGATIONS BY ANY MEANS ALLOWED UNDER TEXAS OR FEDERAL LAW. CHAPTER 346 OF THE TEXAS FINANCE CODE (WHICH REGULATES CERTAIN REVOLVING CREDIT LOAN ACCOUNTS AND REVOLVING TRI- PARTY ACCOUNTS) DOES NOT APPLY TO THIS AGREEMENT OR THE NOTES.

         Section 9.9. LIMITATION ON INTEREST. Lender Parties, Restricted Persons and any other parties to the Loan Documents intend to contract in strict compliance with applicable usury Law from time to time in effect. In furtherance thereof such Persons stipulate and agree that none of the terms and provisions contained in the Loan Documents shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, interest in excess of the maximum amount of interest permitted to be charged by applicable Law from time to time in effect. Neither any Restricted Person nor any present or future guarantors, endorsers, or other Persons hereafter becoming liable for payment of any Obligation shall ever be liable for unearned interest thereon or shall ever be required to pay interest thereon in excess of the maximum amount that may be lawfully contracted for, charged, or received under applicable Law from time to time in effect, and the provisions of this section shall control over all other provisions of the Loan Documents which may be in conflict or apparent conflict herewith. Lender Parties expressly disavow any intention to contract for, charge, or collect excessive unearned interest or finance charges in the event the maturity of any Obligation is accelerated. If (a) the maturity of any Obligation is accelerated for any reason, (b) any Obligation is prepaid and as a result any amounts held to constitute interest are determined to be in excess of the legal maximum, or (c) any Lender or any other holder of any or all of the Obligations shall otherwise collect moneys which are determined to constitute interest which would otherwise increase the interest on any or all of the Obligations to an amount in excess of that permitted to be charged by applicable Law then in effect, then all sums determined to constitute interest in excess of such legal limit shall, without penalty, be promptly applied to reduce the then outstanding principal of the related Obligations or, at such Lender's or holder's option, promptly returned to Borrower or the other payor thereof upon such determination. In determining whether or not the interest paid or payable, under any specific circumstance, exceeds the maximum amount permitted under applicable Law, Lender Parties and Restricted Persons (and any other payors thereof) shall to the greatest extent permitted under applicable Law, (i) characterize any non-principal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and
(iii) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the instruments evidencing the Obligations in accordance with the amounts outstanding from time to time thereunder and the maximum legal rate of interest from time to time in effect under applicable Law in order to lawfully contract for, charge, or receive the maximum amount of interest permitted under applicable Law. In the event applicable Law provides for an interest ceiling under Chapter 303 of the Texas Finance Code as amended, for that day, the ceiling shall be the "weekly ceiling" as defined in the Texas Finance Code, provided that if any applicable Law permits greater interest, the Law permitting the greatest interest shall apply. As used in this section the term "applicable Law" means the Laws of the State of Texas or the Laws of the United States of America, whichever Laws allow the greater interest, as such Laws now exist or may be changed or amended or come into effect in the future.

         Section 9.10. TERMINATION; LIMITED SURVIVAL. In its sole and absolute discretion Borrower may at any time that no Obligations are owing elect in a written notice delivered to Agent to terminate this Agreement. Upon receipt by Agent of such a notice, if no Obligations are then owing this Agreement and all other Loan Documents shall thereupon be terminated and the parties thereto released from all prospective obligations thereunder. Notwithstanding the foregoing or anything herein to the contrary, any waivers or admissions made by any Restricted Person in any Loan Document, any Obligations under Sections 2.2 through 2.6, and any obligations which any Person may have to indemnify or compensate any Lender Party shall survive any termination of this Agreement or any other Loan Document. At the request and expense of Borrower, Agent shall prepare and execute all necessary instruments to reflect and effect such termination of the Loan Documents. Agent is hereby authorized to execute all such instruments on behalf of all Lenders, without the joinder of or further action by any Lender.

         Section 9.11. SEVERABILITY. If any term or provision of any Loan Document shall be determined to be illegal or unenforceable all other terms and provisions of the Loan Documents shall nevertheless remain effective and shall be enforced to the fullest extent permitted by applicable Law.

         Section 9.12. COUNTERPARTS; FAX. This Agreement may be separately executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Agreement. This Agreement and the Loan Documents may be validly executed and delivered by facsimile or other electronic transmission.

         Section 9.13. WAIVER OF JURY TRIAL, PUNITIVE DAMAGES, ETC. BORROWER AND EACH LENDER PARTY HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY
(a) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR DIRECTLY OR INDIRECTLY AT ANY TIME ARISING OUT OF, UNDER OR IN CONNECTION WITH THE LOAN DOCUMENTS OR ANY TRANSACTION CONTEMPLATED THEREBY OR ASSOCIATED THEREWITH, BEFORE OR AFTER MATURITY; (b) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY "SPECIAL DAMAGES", AS DEFINED BELOW, (c) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (d) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION. AS USED IN THIS SECTION, "SPECIAL DAMAGES" INCLUDES ALL SPECIAL, CONSEQUENTIAL, EXEMPLARY, OR PUNITIVE DAMAGES (REGARDLESS OF HOW NAMED), BUT DOES NOT INCLUDE ANY PAYMENTS OR FUNDS WHICH ANY PARTY HERETO HAS EXPRESSLY PROMISED TO PAY OR DELIVER TO ANY OTHER PARTY HERETO.

         Section 9.14. DEFINED TERMS. Capitalized terms and phrases used and not otherwise defined herein shall for all purposes of this Agreement have the meaning given to such terms and phrases in Annex I hereto.

         Section 9.15. ANNEX I, EXHIBITS AND SCHEDULES; ADDITIONAL DEFINITIONS. Annex I and all Exhibits and Schedules attached to this Agreement are a part hereof for all purposes.

         Section 9.16. AMENDMENT OF DEFINED INSTRUMENTS. Unless the context otherwise requires or unless otherwise provided herein the terms defined in this Agreement which refer to a particular agreement, instrument or document also refer to and include all renewals, extensions, modifications, amendments and restatements of such agreement, instrument or document, provided that nothing contained in this section shall be construed to authorize any such renewal, extension, modification, amendment or restatement.

         Section 9.17. REFERENCES AND TITLES. All references in this Agreement to Exhibits, Schedules, articles, sections, subsections and other subdivisions refer to the Exhibits, Schedules, articles, sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any subdivisions are for convenience only and do not constitute any part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions. The words "this Agreement", "this instrument", "herein", "hereof", "hereby", "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The phrases "this section" and "this subsection" and similar phrases refer only to the sections or subsections hereof in which such phrases occur. The word "or" is not exclusive, and the word "including" (in its various forms) means "including without limitation". Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

         Section 9.18. CALCULATIONS AND DETERMINATIONS. All calculations under the Loan Documents of interest chargeable with respect to Eurodollar Loans and of fees shall be made on the basis of actual days elapsed (including the first day but excluding the last) and a year of 360 days. All other calculations of interest made under the Loan Documents shall be made on the basis of actual days elapsed (including the first day but excluding the last) and a year of 365 or 366 days, as appropriate. Each determination by a Lender Party of amounts to be paid hereunder any other matters which are to be determined hereunder by a Lender Party (such as any Eurodollar Rate, Adjusted Eurodollar Rate, Business Day, Interest Period, or Reserve Requirement) shall, in the absence of manifest error, be conclusive and binding. Unless otherwise expressly provided herein or unless Required Lenders otherwise consent all financial statements and reports furnished to any Lender Party hereunder shall be prepared and all financial computations and determinations pursuant hereto shall be made in accordance with GAAP.

         Section 9.19. CONSTRUCTION OF INDEMNITIES AND RELEASES. All indemnification and release provisions of this Agreement shall be construed broadly (and not narrowly) in favor of the Persons receiving indemnification from or being released.

         IN WITNESS WHEREOF, this Agreement is executed as of the date first written above.



                                QUESTAR MARKET RESOURCES, INC.
                                Borrower



                                By:
                                    ------------------------------------------
                                    Gary L. Nordloh
                                    President and Chief Executive Officer


                                Mailing Address:
                                P.O. Box 45433
                                Salt Lake City, Utah  84145
                                Attention:  M. H. Craven

                                Street Address:
                                180 East 100 South
                                Salt Lake City, Utah  84111

                                Telephone: (801) 324-5497
                                Fax: (801) 324-5483

                               BANK OF AMERICA, N.A.,
                               Administrative Agent and Lender



                               By:
                                   -----------------------------------------
                                   Richard Stein
                                   Vice President


                               Percentage Share:   100%

                               Address for Notice, Domestic Lending Office, and Eurodollar Lending Office:

                               901 Main Street
                               Dallas, Texas  75202
                               Attention: Renita Cummings

                               Telephone: (214) 209-1233
                               Fax:  (214) 290-8371

                               with a copy to:

                               333  Clay St., Ste. 4550
                               Houston, Texas 77002
                               Attention: Richard Stein
                               Telephone:  (713) 651-4850
                               Fax: (713) 651-4902

                                                                         ANNEX I


                                  DEFINED TERMS

       "COMMITMENT FEE RATE" means, on any date, the number of Basis Points per annum set forth below based on the Applicable Rating Level on such date:

                     APPLICABLE          APPLICABLE COMMITMENT
                    RATING LEVEL                FEE RATE
                    ------------         ---------------------
                      Level I                    8.5
                    ------------         ---------------------
                      Level II                  10.0
                    ------------         ---------------------
                      Level III                 12.5
                    ------------         ---------------------
                      Level IV                  15.0
                    ------------         ---------------------
                      Level V                   17.0
                    ------------         ---------------------
                      Level VI                  22.5
                    ------------         ---------------------
                      Level VII                 27.5
                    ============         =====================

       "1999 AGREEMENTS" means, collectively, (a) that certain Credit Agreement dated as of April 19, 1999 among Borrower, as Borrower, and Bank of America, N.A., as Administrative Agent, and certain other financial institutions, as Lenders, and (b) that certain Canadian Credit Agreement dated April 19, 1999 among Celsius Energy Resources, Ltd., as Canadian Borrower, and Bank of America Canada, as Administrative Agent, and certain other financial institutions, as Lenders, in each case as amended, supplemented, or restated.

       "1999 OBLIGATIONS" means all Liabilities of Restricted Persons under or relating to the 1999 Agreements.

       "ACQUIRED DEBT" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any assets acquired by such specified Person, and any refinancing of the foregoing indebtedness on similar terms, taking into account current market conditions.

       "ACQUISITION DOCUMENTS" means (i) that certain Stock Purchase Agreement dated as of July 26, 2001 among Borrower and the existing shareholders of Shenendoah Energy Inc. and (ii) unexecuted copies of all other agreements, conveyances, or documents which will, at closing, be executed, delivered, or accepted by any Restricted Person pursuant thereto, by means of which Borrower will acquire all of the oil and gas properties of Target through the purchase of all of the issued and outstanding capital stock of Target.

       "ADJUSTED EURODOLLAR RATE" means, for any Eurodollar Loan for any Eurodollar Interest Period therefor, the per annum rate equal to the sum of (a) the Applicable Margin plus (b) the rate per annum (rounded upwards, if necessary, to the nearest 1/1000 of 1%) determined by Agent to be equal to the quotient obtained by dividing (i) the Eurodollar Rate for such Eurodollar Loan for such Eurodollar Interest Period by (ii) 1 minus the Reserve Requirement for such Eurodollar Loan for such Interest Period. The Adjusted Eurodollar Rate for any Eurodollar Loan shall change whenever the Applicable Margin or the Reserve Requirement changes. No Adjusted Eurodollar Rate charged by any Person shall ever exceed the Highest Lawful Rate.

       "AFFILIATE" means, as to any Person, each other Person that directly or indirectly (through one or more intermediaries or otherwise) controls, is controlled by, or is under common control with, such Person. A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power

       (a) to vote 20% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or

       (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

       "AGENT" means Bank of America, N.A., as administrative agent under the Agreement, and its successors and assigns in such capacity.

       "APPLICABLE LENDING OFFICE" means, for each Lender and for each Type of Loan, the "Lending Office" of such Lender (or of an Affiliate of such Lender) designated for such Type of Loan on the signature pages hereof or such other office of such Lender (or an Affiliate of such Lender) as such Lender may from time to time specify to Agent and Borrower by written notice in accordance with the terms hereof as the office by which its Loans of such Type are to be made and maintained.

       "APPLICABLE MARGIN" means on any date, the number of Basis Points per annum set forth below based on the Applicable Rating Level on such date:


                     APPLICABLE                APPLICABLE
                    RATING LEVEL                 MARGIN
                    ------------               ----------
                      Level I                     30.0
                    ------------               ----------
                      Level II                    35.0
                    ------------               ----------
                      Level III                   45.0
                    ------------               ----------
                      Level IV                    60.0
                    ------------               ----------
                      Level V                     75.0
                    ------------               ----------
                      Level VI                   100.0
                    ------------               ----------
                      Level VII                  125.0
                    ============               ==========

Changes in the Applicable Margin will occur automatically without prior notice as changes in the Applicable Rating Level occur. Agent will give notice promptly to Borrower and the Lenders of changes in the Applicable Margin.

       "APPLICABLE RATING LEVEL" means for any day, the highest Rating Level (as such term is defined below in this paragraph) issued by S&P or Moody's (collectively, in this definition called the "Designated Rating Agencies"), provided that if the Rating Level issued by one Designated Rating Agency is more than one level higher than the Rating Level issued by the other Designated Rating Agency, the "Applicable Rating Level" will be one level above the lowest Rating Level. As used in this definition, (i) the term "Rating Level" means for any day with respect to any of the Designated Rating Agencies, the rating level described below (or its then equivalent) applicable on such day, issued by such Designated Rating Agency, from time to time, with respect to Borrower's Long-Term Debt or if such rating is unavailable, equivalents thereof, including counterparty ratings, implied ratings and corporate ratings; (ii) "Borrower's Long-Term Debt" means senior, unsecured, non-credit enhanced long-term indebtedness for borrowed money of Borrower, and (iii) "GREATER THAN OR EQUAL TO" means a rating equal to or more favorable than and "LESS THAN OR EQUAL TO" means a rating equal to or less favorable than.

                    RATING LEVEL        S&P                                 MOODY'S
                    ------------        --------------------------          -------------------------
                      Level I           GREATER THAN OR EQUAL TO A          LESS THAN OR EQUAL TO A2
                    ------------        --------------------------          -------------------------
                      Level II          A-                                  A3
                    ------------        --------------------------          -------------------------
                      Level III         BBB+                                Baa1
                    ------------        --------------------------          -------------------------
                      Level IV          BBB                                 Baa2
                    ------------        --------------------------          -------------------------
                      Level V           BBB-                                Baa3
                    ------------        --------------------------          -------------------------
                      Level VI          BB+                                 Ba1
                    ------------        --------------------------          -------------------------
                      Level VII         LESS THAN OR EQUAL TO BB            LESS THAN OR EQUAL TO Ba2
                    ============        ==========================          =========================

If either of the Designated Rating Agencies shall not have in effect a rating for Borrower's Long- Term Debt or if the rating system of any of the Designated Rating Agencies shall change, or if either of the Designated Rating Agencies shall cease to be in the business of rating corporate debt obligations, Borrower and Required Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such Designated Rating Agency, but until such an agreement shall be reached, the Applicable Rating Level shall be based only upon the rating by the remaining Designated Rating Agency.

       "BASE RATE" means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America, N.A. as its "prime rate." Such rate is a rate set by Bank of America, N.A. based upon various factors including Bank of America, N.A.'s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America, N.A. shall take effect at the opening of business on the day specified in the public announcement of such change. No Base Rate charged by any Person shall ever exceed the Highest Lawful Rate.

       "BASE RATE LOAN" means a Loan which bears interest at the Base Rate.

       "BASIS POINT" means one one-hundredth of one percent (0.01%).

       "BORROWER" means Questar Market Resources, Inc., a Utah corporation.

       "BORROWING" means a borrowing of new Loans of a single Type pursuant to
Section 1.2 of the Agreement or a Continuation or Conversion of existing Loans into a single Type (and, in the case of Eurodollar Loans, with the same Interest Period) pursuant to Section 1.3 of the Agreement.

       "BUSINESS DAY" means a day, other than a Saturday or Sunday, on which commercial banks are open for business with the public in Dallas, Texas. Any Business Day in any way relating to Eurodollar Loans (such as the day on which an Interest Period begins or ends) must also be a day on which, in the judgment of Agent, significant transactions in dollars are carried out in the interbank eurocurrency market.

       "CHANGE OF CONTROL" means the occurrence of any of the following events:
(i) any Person (or syndicate or group (a "Group") of Persons which is deemed a "person" for the purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) acquires more than fifty percent (50%) of the outstanding stock of Borrower having ordinary voting power (disregarding changes in voting power based on the occurrence of contingencies) for the election of directors;
(ii) during any period of twelve successive months a majority of the Persons who were directors of Borrower at the beginning of such period cease to be directors of Borrower; or (iii) such Person or Group succeeds in having sufficient of its nominees elected to the board of directors of Borrower, such that such nominees, when added to any existing director or remaining director remaining on the board of directors after such election who is an Affiliate of such Person or Group, will constitute a majority of such board of directors.

       "CLOSING DATE" means July 31, 2001.

       "COMMITMENT PERIOD" means the period from the Closing Date until but not including the Maturity Date.

       "CONSOLIDATED" refers to the consolidation of any Person, in accordance with GAAP, with its properly consolidated subsidiaries. References herein to a Person's Consolidated financial statements, financial position, financial condition, liabilities, etc. refer to the consolidated financial statements, financial position, financial condition, liabilities, etc. of such Person and its properly consolidated subsidiaries.

       "CONSOLIDATED ASSETS" means the total assets of Borrower and its Restricted Subsidiaries which would be shown as assets on a Consolidated balance sheet of Borrower and its Restricted Subsidiaries prepared in accordance with GAAP, after eliminating all amounts properly attributable to minority interest, if any, in the stock and surplus of the Restricted Subsidiaries.

       "CONSOLIDATED INTEREST EXPENSE" means, for any period, total interest expense, whether paid or accrued, including without limitation all commissions, discounts and other fees and charges owed with respect to letters of credit.

       "CONSOLIDATED NET INCOME" means, for any period, Borrower's and its properly Consolidated subsidiaries' gross revenues for such period, including any cash dividends or distributions actually received from any other Person during such period, minus Borrower's and such subsidiaries' expenses and other proper charges against income (including taxes on income, to the extent imposed), determined on a Consolidated basis after eliminating earnings or losses attributable to outstanding minority interests and excluding the net earnings of any Person other than such a subsidiary in which Borrower or any of such subsidiaries has an ownership interest.

       "CONSOLIDATED NET WORTH" means as to Borrower and its properly Consolidated subsidiaries at any time, the remainder of all Consolidated assets of Borrower and such subsidiaries which would be shown on their Consolidated balance sheet prepared as of such time in accordance with GAAP, minus the sum of
(a) all amounts which would be shown on such balance sheet as minority interests in any such subsidiaries, plus (b) all Consolidated Liabilities of Borrower and such subsidiaries which would be shown on such balance sheet, adjusted by treating as Liabilities rather than equity all capital stock and other equity securities which Borrower or any such subsidiary would be required to purchase, redeem or otherwise acquire at the election of any holder thereof, upon the passage of time, or upon the occurrence of any contingency (other than the voluntary election of Borrower or any such subsidiary to make such purchase, redemption or acquisition) and excluding unrealized noncash gains or losses resulting from "mark-to-market" adjustments pursuant to FAS 133.

       "CONTINUATION" shall refer to the continuation pursuant to Section 1.3 thereof of a Eurodollar Loan as a Eurodollar Loan from one Interest Period to the next Interest Period.

       "CONTINUATION/CONVERSION NOTICE" means with respect to the Agreement, a written or telephonic request, or a written confirmation, made by Borrower which meets the requirements of Section 1.3 of the Agreement.

       "CONVERSION" shall refer to a conversion pursuant to Section 1.3 of one Type of Loan into another Type of Loan.

       "DEBT TO CAPITALIZATION RATIO" means, at the time of determination, the ratio of (a) Funded Debt to (b) the sum of the Funded Debt PLUS Shareholders' Equity.

       "DEFAULT" means any Event of Default and any default, event or condition which would, with the giving of any requisite notices and the passage of any requisite periods of time, constitute an Event of Default.

       "DEFAULT RATE" means at the time in question (i) with respect to any Base Rate Loan, the rate one percent (1.0%) above the Base Rate then in effect and
(ii) with respect to any Eurodollar Loan, the rate one percent (1%) above the Adjusted Eurodollar Rate then in effect for such Loan. No Default Rate charged by any Person shall ever exceed the Highest Lawful Rate.

       "DISCLOSURE SCHEDULE" means Schedule 1 hereto.

       "DISTRIBUTION" means (a) any dividend or other distribution made by a Restricted Person on or in respect of any stock, partnership interest, or other equity interest in such Restricted Person (including any option or warrant to buy such an equity interest), or (b) any payment made by a Restricted Person to purchase, redeem, acquire or retire any stock, partnership interest, or other equity interest in such Restricted Person (including any such option or warrant).

       "DOMESTIC LENDING OFFICE" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" below its name on its signature page to the Agreement, or such other office as such Lender may from time to time specify to any Borrower and Agent; and, with respect to Agent, the office, branch, or agency through which it administers this Agreement.

       "ELIGIBLE TRANSFEREE" means a Person which either (a) is a Lender or an Affiliate of a Lender, or (b) is consented to as an Eligible Transferee by Agent, and, so long as no Default or Event of Default is continuing, by the Borrower, in each case which consent will not be unreasonably withheld; provided that the no consent shall be required for a Person to be an "Eligible Transferee" for purposes of Section 9.6(d) of the Agreement.

       "ENVIRONMENTAL LAWS" means any and all Laws relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

       "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, together with all rules and regulations promulgated with respect thereto.

       "ERISA AFFILIATE" means Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control that, together with Borrower, are treated as a single employer under Section 414 of the Internal Revenue Code.

       "ERISA PLAN" means any employee pension benefit plan subject to Title IV of ERISA maintained by any ERISA Affiliate with respect to which any Restricted Person has a fixed or contingent liability.

       "EURODOLLAR INTEREST PERIOD" means, with respect to each particular Eurodollar Loan in a Borrowing, the period specified in the borrowing notice delivered by Borrower pursuant to Section 1.2 or any Continuation/Conversion Notice applicable thereto, beginning on and including the date specified in such notice (which must be a Business Day), and ending one, two, three, or six months thereafter, as the applicable Borrower may elect in such notice; provided that:
(a) any Interest Period which would
otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in anothercalendar month, in which case such Interest Period shall end on the next preceding Business Day;
(b) any Interest Period which begins on the last Business Day in a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day in a calendar month; and (c) notwithstanding the foregoing, any Interest Period which would otherwise end after the Maturity Date shall end on the Maturity Date or, if the last day of such period is not a Business Day, on the next preceding Business Day.

       "EURODOLLAR LENDING OFFICE" means, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" below its name on the signature page hereto (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to Borrower and Agent.

       "EURODOLLAR LOAN" means a Loan which bears interest at the Adjusted Eurodollar Rate.

       "EURODOLLAR RATE" means, for any Eurodollar Loan within a Borrowing and with respect to the related Interest Period therefor:

              (a) the rate per annum equal to the rate determined by Agent to be the offered rate that appears on the page of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in US Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

              (b) if the rate referenced in the preceding subsection (a) does not appear on such page or service or such page or service shall cease to be available, the rate per annum equal to the rate determined by Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in US Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

              (c) if the rates referenced in the preceding subsections (a) and (b) are not available, the rate per annum determined by Agent as the rate of interest (rounded upward to the next 1/100th of 1%) at which deposits in US Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Loan being made, Continued or Converted and with a term equivalent to such Interest Period would be offered by Bank of America, N.A.'s London Branch to major banks in the offshore US Dollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period.

       "EVENT OF DEFAULT" has the meaning given to such term in Section 7.1.

       "FAS 133" means the Financial Accounting Standard's Board Statement No. 133, as amended by Statement No. 137 and Statement No. 138.

       "FEDERAL FUNDS RATE" means, for any day, the rate per annum (rounded upwards to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of Dallas, Texas on the Business Day next succeeding such day; PROVIDED that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Bank of America, N.A. on such day on such transactions as determined by Agent.

       "FISCAL QUARTER" means a three-month period ending on March 31, June 30, September 30 or December 31 of any year.

       "FISCAL YEAR" means a twelve-month period ending on December 31 of any year.

       "FUNDED DEBT" means the aggregate of the following Indebtedness of Borrower and its Subsidiaries, after elimination of intercompany items and other Consolidation in accordance with GAAP: (a) Indebtedness (including the Obligations) for borrowed money, regardless of maturity, (b) Indebtedness constituting an obligation to pay the deferred purchase price of property, (c) Indebtedness evidenced by a bond, debenture, note or similar instrument, and (d) Indebtedness which is due and payable at the time in question, with respect to letters of credit or reimbursement agreements therefor.

       "GAAP" means those generally accepted accounting principles and practices which are recognized as such from time to time by the Financial Accounting Standards Board (or any generally recognized successor) and which, in the case of Borrower and its Consolidated Subsidiaries, are applied for all periods after the Closing Date in a manner consistent with the manner in which such principles and practices were applied to the Initial Financial Statements.

       "GOVERNMENTAL AUTHORITY" means any domestic or foreign, national, federal, provincial, state, municipal or other local government or body and any division, agency, ministry, commission, board or authority or any quasi-governmental or private body exercising any statutory, regulatory, expropriation or taxing authority under the authority of any of the foregoing, and any domestic, foreign or international judicial, quasi-judicial, arbitration or administrative court, tribunal, commission, board or panel acting under the authority of any of the foregoing.

       "HAZARDOUS MATERIALS" means any substances regulated under any Environmental Law, whether as pollutants, contaminants, or chemicals, or as industrial, toxic or hazardous substances or wastes, or otherwise.

       "HEDGING CONTRACT" means (a) any agreement providing for options, swaps, floors, caps, collars, forward sales or forward purchases involving interest rates, commodities or commodity prices, equities, currencies, bonds, or indexes based on any of the foregoing, (b) any option, futures or forward contract traded on an exchange, and (c) any other derivative agreement or other similar agreement or arrangement.

       "HIGHEST LAWFUL RATE" means, with respect to each Lender Party to whom Obligations are owed, the maximum nonusurious rate of interest that such Lender Party is permitted under applicable Law to contract for, take, charge, or receive with respect to such Obligations. All determinations herein of the Highest Lawful Rate, or of any interest rate determined by reference to the Highest Lawful Rate, shall be made separately for each Lender Party as appropriate to assure that the Loan Documents are not construed to obligate any Person to pay interest to any Lender Party at a rate in excess of the Highest Lawful Rate applicable to such Lender Party.

       "INDEBTEDNESS" of any Person means Liabilities in any of the following categories:

       (a)   Liabilities for borrowed money,

       (b) Liabilities constituting an obligation to pay the deferred Purchase price of property or services, other than customary payment terms taken in the ordinary course of such Person's business,

       (c) Liabilities evidenced by a bond, debenture, note or similar instrument,

       (d) Liabilities arising under conditional sales or other title retention agreements or under leases capitalized in accordance with GAAP, but excluding customary oil, gas or mineral leases,

       (e) Liabilities with respect to payments received in consideration of oil, gas, or other minerals yet to be acquired or produced at the time of payment (including obligations under "take-or-pay" contracts to deliver gas in return for payments already received and the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment);

       (f)   Liabilities under Hedging Contracts,

       (g) Liabilities with respect to letters of credit or applications or reimbursement agreements therefor, OR

       (h) Liabilities under direct or indirect guaranties of Liabilities of any Person or constituting obligations to purchase or acquire or to otherwise protect or insure a creditor against loss in respect of Indebtedness of the types described in paragraphs (a) through (g) above of any Person (such as obligations under working capital maintenance agreements, agreements to keep-well, or agreements to purchase debt, assets, goods, securities or services, but excluding endorsements in the ordinary course of business of negotiable instruments in the course of collection), provided, however, that the "Indebtedness" of any Person shall not include Liabilities that were incurred by such Person on ordinary trade terms to vendors, suppliers, or other Persons providing goods and services for use by such Person in the ordinary course of its business, unless and until such Liabilities are outstanding more than 90 days past the original invoice or billing date therefor. Any Indebtedness owed by a partnership shall be deemed Indebtedness of any partner in such partnership to the extent such partner has any liability of any kind therefor.

       "INITIAL FINANCIAL STATEMENTS" means (a) the audited annual Consolidated financial statements of Borrower dated as of December 31, 2000, (b) the audited annual Consolidated financial statements of Target dated as of December 31, 2000, and (c) the unaudited quarterly financial statements of Target dated as of May 31, 2001.

       "INTEREST PAYMENT DATE" means (a) with respect to each Base Rate Loan, the last day of each March, June, September and December beginning September 30, 2001, and (b) with respect to each Eurodollar Loan, the last day of the Eurodollar Interest Period that is applicable thereto and, if such Eurodollar Interest Period is six months in length, the date specified by Agent which is approximately three months after such Eurodollar Interest Period begins; provided that the last day of each calendar month shall also be an Interest Payment Date for each such Loan so long as any Event of Default exists under
Section 7.1(a) or (b).

       "INTEREST PERIOD" means with respect to any Eurodollar Loan, the related Eurodollar Interest Period.

       "INTERNAL REVENUE CODE" means the United States Internal Revenue Code of 1986, as amended from time to time and any successor statute or statutes.

       "INVESTMENT" means any investment made directly or indirectly, in any Person, whether by acquisition of shares of capital stock, indebtedness or other obligations or securities or by loan, advance, capital contribution or otherwise and whether made in cash, by the transfer of property, or by any other means.

       "LAW" means any statute, law, regulation, ordinance, rule, treaty, judgment, order, decree, permit, concession, franchise, license, agreement or other governmental restriction of the United States or any state, or political subdivision thereof or of any foreign country or any department, province or other political subdivision thereof.

       "LENDER PARTIES" means Agent and all Lenders.

       "LENDERS" means each signatory to the Agreement (other than any Borrower), including Bank of America, N.A. in its capacity as a Lender hereunder rather than as Agent and the successors of each such party as holder of a Note.

       "LIABILITIES" means, as to any Person, all indebtedness, liabilities and obligations of such Person, whether matured or unmatured, liquidated or unliquidated, primary or secondary, direct or indirect, absolute, fixed or contingent, and whether or not required to be considered pursuant to GAAP.

       "LIEN" means, with respect to any property or assets, any lien, mortgage, security interest, pledge, deposit, production payment, rights of a vendor under any title retention or conditional sale agreement or lease substantially equivalent thereto, tax lien, mechanic's or materialman's lien, or any other charge or encumbrance for security purposes, whether arising by Law or agreement or otherwise, but excluding any right of offset. "Lien" also means any filed financing statement, any registration of a pledge (such as with an issuer of uncertificated securities), or any other arrangement or action which would serve to perfect a Lien described in the preceding sentence, regardless of whether such financing statement is filed, such registration is made, or such arrangement or action is undertaken before or after such Lien exists.

       "LOAN" has the meaning given it in Section 1.1 of the Agreement.

       "LOAN DOCUMENTS" means the Agreement, the Notes issued under the Agreement, the Subject Fee Letter, and all other agreements, certificates, documents, instruments and writings at any time delivered in connection herewith or therewith (exclusive of term sheets and commitment letters).

       "MATERIAL ADVERSE EFFECT" means any event which would reasonably be expected to have a material and adverse effect upon (a) Borrower's Consolidated financial condition, (b) Borrower's Consolidated operations, properties or prospects, considered as a whole, (c) Borrower's ability to timely pay the Obligations, or (d) the enforceability of the material terms of any Loan Documents.

       "MATURITY DATE" means July 31, 2002.

       "MAXIMUM CREDIT AMOUNT" means the amount of $280,000,000.

       "MOODY'S" means Moody's Investor Service, Inc., or its successor.

       "NOTES" has the meaning given such term in Section 1.1.

       "OBLIGATIONS" means all Liabilities from time to time owing by any Restricted Person to any Lender Party under or pursuant to any of the Loan Documents. "OBLIGATION" means any part of the Obligations.

       "PERCENTAGE SHARE" means when used in Article I of the Agreement or when no Loans are outstanding, the percentage set forth opposite such Lender's name on the signature pages hereto as modified by assignments of a Lender's rights and obligations under the Agreement made by or to such Lender in accordance with the terms of the Agreement, and (ii) when used otherwise, the percentage obtained by dividing (x) the sum of the unpaid principal balance of such Lender's Loan, by (y) the sum of the aggregate unpaid principal balance of all Loans at such time.

       "PERMITTED LIENS" means:

       (a) operators' liens under customary operating agreements, liens arising under gas transportation and purchase agreements on the gas being transported or processed which secure related gas transportation and processing fees only, statutory Liens for taxes, statutory mechanics' and materialmen's Liens, and other similar statutory Liens, provided such Liens secure only Liabilities which are not delinquent or which are being contested as provided in
Section 5.7 of the Agreement;

       (b) Liens on any oil and gas properties which neither have developed reserves (producing or non-producing) properly attributable thereto nor are otherwise held under lease by production of other reserves;

       (c)    Liens on the Restricted Persons' office facilities;

       (d)    Liens on property securing non-recourse debt permitted under
Section 6.1(f) of the Agreement which is acquired with proceeds or developed with proceeds of the non-recourse debt; and

       (e)    Liens to secure the Obligations and the 1999 Obligations.

provided that nothing in this definition shall in and of itself constitute or be deemed to constitute an agreement or acknowledgment by the Agent or any Lender that the Indebtedness subject to or secured by any such Permitted Lien ranks (apart from the effect of any Lien included in or inherent in any such Permitted Liens) in priority to the Obligations.

       "PERSON" means an individual, corporation, partnership, limited liability company, association, joint stock company, trust or trustee thereof, estate or executor thereof, unincorporated organization or joint venture, Tribunal, or any other legally recognizable entity.

       "RATING AGENCY" means any of S & P or Moody's.

       "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect.

       "REQUIRED LENDERS" means Lenders whose aggregate Percentage Shares equal or exceed fifty percent (50%).

       "RESERVE REQUIREMENT" means, at any time, the maximum rate at which reserves (including any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System of the United States of America (or any successor) by member banks of such Federal Reserve System against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to
(a) any category of liabilities which includes deposits by reference to which the Adjusted Eurodollar Rate is to be determined, or (b) any category of extensions of credit or other assets which include Eurodollar Loans.

       "RESTRICTED PERSON" means any of Borrower and each Restricted Subsidiary.

       "RESTRICTED SUBSIDIARY" means any Subsidiary of Borrower that is not an Unrestricted Subsidiary.

       "S & P" means Standard & Poor's Ratings Services (a division of McGraw Hill Companies, Inc.), or its successor.

       "SHAREHOLDERS' EQUITY" means the remainder of (i) Borrower's Consolidated assets MINUS (ii) the sum of (x) Borrower's Consolidated liabilities (such assets and liabilities to be calculated excluding unrealized noncash gains or losses resulting from mark-to-market adjustments pursuant to FAS 133) plus (y) all treasury stock of Borrower and its Subsidiaries.

       "SUBJECT FEE LETTER" means that certain fee letter dated as of July 31, 2001 by and among Borrower, Agent, and Banc of America Securities LLC.

       "SUBSIDIARY" means, with respect to any Person, any corporation, association, partnership, limited liability company, joint venture, or other business or corporate entity, enterprise or organization which is directly or indirectly (through one or more intermediaries) controlled by or owned fifty percent or more by such Person, provided that (a) associations, joint ventures or other relationships (i) which are established pursuant to a standard form operating agreement or similar agreement or which are partnerships for purposes of federal income taxation only, (ii) which are not corporations or partnerships (or subject to the Uniform Partnership Act) under applicable state Law, AND
(iii) whose businesses are limited to the exploration, development and operation of oil, gas or mineral properties, transportation and related facilities and interests owned directly by the parties in such associations, joint ventures or relationships, shall not be deemed to be "Subsidiaries" of such Person and (b) associations, joint ventures or other relationships (i) which are not corporations or partnerships under applicable provincial Law, AND (ii) whose businesses are limited to the exploration, development and operation of oil, gas or mineral properties, transportation and related facilities and interests owned directly by the parties in such associations, joint ventures or relationships, shall not be deemed to be "Subsidiaries" of such Person.

       "Target" means Shenendoah Energy Inc., a Delaware corporation.

       "TERMINATION EVENT" means (a) the occurrence with respect to any ERISA Plan of (i) a reportable event described in Sections 4043(b)(5) or (6) of ERISA or (ii) any other reportable event described in Section 4043(b) of ERISA other than a reportable event not subject to the provision for 30-day notice to the Pension Benefit Guaranty Corporation pursuant to a waiver by such corporation under Section 4043(a) of ERISA, or (b) the withdrawal of any ERISA Affiliate from an ERISA Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (c) the filing of a notice of intent to terminate any ERISA Plan or the treatment of any ERISA Plan amendment as a termination under Section 4041 of ERISA, or (d) the institution of proceedings to terminate any ERISA Plan by the Pension Benefit Guaranty Corporation under Section 4042 of ERISA, or (e) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any ERISA Plan.

       "TOTAL CAPITALIZATION" means the sum (without duplication) of (i) the Consolidated Total Funded Debt of Borrower plus (ii) the Consolidated Shareholder's Equity of Borrower.

       "TOTAL FUNDED DEBT" means Liabilities referred to in clauses (a), (b),
(c), (d), and (e) of the definition of "Indebtedness".

       "TRIBUNAL" means any government, any arbitration panel, any court or any governmental department, commission, board, bureau, agency or instrumentality of the United States of America or any state, commonwealth, nation, territory, possession, county, parish, town, township, village or municipality, whether now or hereafter constituted or existing.

       "TYPE" means with respect to any Loans, the characterization of such Loans as either Base Rate Loans or Eurodollar Loans.

       "UNRESTRICTED SUBSIDIARY" means any corporation, association, partnership, limited liability company, joint venture, or other business or corporate entity, enterprise or organization in which Borrower does not presently own an interest (directly or indirectly) which hereafter becomes a Subsidiary of Borrower and which, within 90 days thereafter, is designated as an Unrestricted Subsidiary by Borrower to Agent, provided that Borrower may not designate as an Unrestricted Subsidiary any Subsidiary in which it has made an Investment of more than $25,000,000 (directly or indirectly) by any means other than newly issued stock or treasury stock of Borrower, which may be used to make an Investment in Unrestricted Subsidiaries without limit and provided further that in the event the book value of the assets of any Unrestricted Subsidiary at any time exceeds $25,000,000, such Subsidiary shall cease to be an Unrestricted Subsidiary and shall automatically become a Restricted Person.

       "UTILIZATION FEE RATE" means, on any date, the number of Basis Points per annum set forth below based on the Applicable Rating Level on such date:


                     APPLICABLE        APPLICABLE UTILIZATION
                    RATING LEVEL              FEE RATE
                    ------------       ----------------------
                      Level I                   10.0
                    ------------       ----------------------
                      Level II                  10.0
                    ------------       ----------------------
                      Level III                 15.0
                    ------------       ----------------------
                      Level IV                  15.0
                    ------------       ----------------------
                      Level V                   20.0
                    ------------       ----------------------
                      Level VI                  20.0
                    ------------       ----------------------
                      Level VII                 20.0
                    ============       ======================

       "US DOLLAR" or "$" means the lawful currency of the United States of America.

                                                                      SCHEDULE 1


                               DISCLOSURE SCHEDULE

                                                                       EXHIBIT A


                                 PROMISSORY NOTE


[$280,000,000.00]                 Dallas, Texas                    July 31, 2001

         FOR VALUE RECEIVED, the undersigned, Questar Market Resources, Inc., a Utah corporation (herein called "Borrower"), hereby promises to pay to the order of Bank of America, N.A. (herein called "Lender"), the principal sum of __________________ Dollars ($________________), or, if greater or less, the aggregate unpaid principal amount of the Loans made under this Note by Lender to Borrower pursuant to the terms of the Credit Agreement (as hereinafter defined), together with interest on the unpaid principal balance thereof as hereinafter set forth, both principal and interest payable as herein provided in lawful money of the United States of America at the offices of Agent under the Credit Agreement, 901 Main Street, Dallas, Texas or at such other place within Dallas County, Texas, as from time to time may be designated by the holder of this Note.

         This Note (a) is issued and delivered under that certain Credit Agreement of even date herewith among Borrower, Bank of America, N.A., individually and as administrative agent ("Agent"), and the lenders (including Lender) referred to therein (herein, as from time to time supplemented, amended or restated, called the "Credit Agreement"), and is a "Note" as defined therein and (b) is subject to the terms and provisions of the Credit Agreement, which contains provisions for payments and prepayments hereunder and acceleration of the maturity hereof upon the happening of certain stated events. Payments on this Note shall be made and applied as provided herein and in the Credit Agreement. Reference is hereby made to the Credit Agreement for a description of certain rights, limitations of rights, obligations and duties of the parties hereto and for the meanings assigned to terms used and not defined herein.

         The principal amount of this Note, together with all interest accrued hereon, shall be due and payable in full on the Maturity Date.

         Loans that are Base Rate Loans (exclusive of any past due principal or interest) from time to time outstanding shall bear interest on each day outstanding at the Base Rate in effect on such day; provided that if an Event of Default has occurred and is continuing, Base Rate Loans shall bear interest on each day outstanding at the applicable Default Rate in effect on such day. On each Interest Payment Date Borrower shall pay to the holder hereof all unpaid interest which has accrued on the Base Rate Loans to but not including such Interest Payment Date. Each Loan that is a Eurodollar Loan (exclusive of any past due principal or interest) shall bear interest on each day during the related Interest Period at the related Adjusted Eurodollar Rate in effect on such day; provided that if an Event of Default has occurred and is continuing, such Eurodollar Loan shall bear interest on each day outstanding at the applicable Default Rate in effect on such day. On each Interest Payment Date relating to such

Eurodollar Loan, Borrower shall pay to the holder hereof all unpaid interest which has accrued on such Eurodollar Loan to but not including such Interest Payment Date.

         All past due principal of and past due interest on the Loans shall bear interest on each day outstanding at the applicable Default Rate in effect on such day, and such interest shall be due and payable daily as it accrues. Notwithstanding the foregoing provisions of this paragraph: (a) this Note shall never bear interest in excess of the Highest Lawful Rate, and (b) if at any time the rate at which interest is payable on this Note is limited by the Highest Lawful Rate (by the foregoing subsection (a) or by reference to the Highest Lawful Rate in the definitions of Base Rate, Adjusted Eurodollar Rate, and Default Rate), this Note shall bear interest at the Highest Lawful Rate and shall continue to bear interest at the Highest Lawful Rate until such time as the total amount of interest accrued hereon equals (but does not exceed) the total amount of interest which would have accrued hereon had there been no Highest Lawful Rate applicable hereto.

         Notwithstanding the foregoing paragraph and all other provisions of this Note, in no event shall the interest payable hereon, whether before or after maturity, exceed the maximum amount of interest which, under applicable Law, may be charged on this Note, and this Note is expressly made subject to the provisions of the Credit Agreement which more fully set out the limitations on how interest accrues hereon. The term "applicable Law" as used in this Note shall mean the laws of the State of Texas or the laws of the United States, whichever laws allow the greater interest, as such laws now exist or may be changed or amended or come into effect in the future.

         If this Note is placed in the hands of an attorney for collection after default, or if all or any part of the indebtedness represented hereby is proved, established or collected in any court or in any bankruptcy, receivership, debtor relief, probate or other court proceedings, Borrower and all endorsers, sureties and guarantors of this Note jointly and severally agree to pay reasonable attorneys' fees and collection costs to the holder hereof in addition to the principal and interest payable hereunder.

         Borrower and all endorsers, sureties and guarantors of this Note hereby severally waive demand, presentment, notice of demand and of dishonor and nonpayment of this Note, protest, notice of protest, notice of intention to accelerate the maturity of this Note, declaration or notice of acceleration of the maturity of this Note, diligence in collecting, the bringing of any suit against any party and any notice of or defense on account of any extensions, renewals, partial payments or changes in any manner of or in this Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity.

         THIS NOTE AND THE RIGHTS AND DUTIES OF THE PARTIES HERETO SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW), EXCEPT TO THE EXTENT THE SAME ARE GOVERNED BY APPLICABLE FEDERAL LAW.

                                              QUESTAR MARKET RESOURCES, INC.


                                              By:
                                                  ---------------------------
                                                 Name:
                                                       ----------------------
                                                 Title:
                                                        ---------------------

                                                                       EXHIBIT B


                         CONTINUATION/CONVERSION NOTICE


         Reference is made to that certain Credit Agreement dated as of July 31, 2001 (as from time to time amended, the "Agreement"), by and among Questar Market Resources, Inc., a Utah corporation ("Borrower"), Bank of America, N.A., individually and as administrative agent ("Agent"), and certain financial institutions ("Lenders"). Terms which are defined in the Agreement and which are used but not defined herein are used herein with the meanings given them in the Agreement.

         Borrower hereby requests a conversion or continuation of existing Loans into a new Borrowing pursuant to Section 1.2 of the Agreement as follows:

         Existing Borrowing(s) to be continued or converted:

              $____________ of Eurodollar Loans with Eurodollar Interest Period ending __________

              $____________ of Base Rate Loans

         Date of continuation or conversion:                __________________

         Length of Eurodollar Interest Period for Eurodollar Loans
         (1, 2, 3 or 6 months):                             ___________ months

         To meet the conditions set out in the Credit Agreement for such conversion/continuation, Borrower hereby represents, warrants, acknowledges, and agrees to and with Agent and each Lender that:

              (a) The officer of Borrower or such other Person duly authorized by the President of Borrower signing this instrument is the duly elected, qualified and acting officer of Borrower or such other Person duly authorized by the President of Borrower as indicated below such officer's signature hereto having all necessary authority to act for Borrower in making the request herein contained.

              (b) There does not exist on the date hereof any condition or event which constitutes a Default which has not been waived in writing as provided in Section 9.1(a) of the Credit Agreement.

              (c) The Loan Documents have not been modified, amended or supplemented by any unwritten representations or promises, by any course of dealing, or by any other means not provided for in Section 9.1(a) of the Agreement. The Credit Agreement and the other Loan Documents are hereby ratified, approved, and confirmed in all respects.

         The officer of Borrower or such other Person duly authorized by the President of Borrower signing this instrument hereby certifies that, to the best of his knowledge after due inquiry, the above representations, warranties, acknowledgments, and agreements of Borrower are true, correct and complete.

         IN WITNESS WHEREOF this instrument is executed as of __________________, 200_.


                                           QUESTAR MARKET RESOURCES, INC.

                                           By:
                                               -----------------------------
                                               Name:
                                                     -----------------------
                                               Title:
                                                      ----------------------

                                                                      EXHIBIT C

                            CERTIFICATE ACCOMPANYING
                              FINANCIAL STATEMENTS


         Reference is made to that certain Credit Agreement dated as of July 31, 2001 (as from time to time amended, the "Agreement"), by and among Questar Market Resources, Inc., a Utah corporation ("Borrower"), Bank of America, N.A., individually and as administrative agent ("Agent"), and certain financial institutions ("Lenders"), which Agreement is in full force and effect on the date hereof. Terms which are defined in the Agreement are used herein with the meanings given them in the Agreement.

         This Certificate is furnished pursuant to Section 3.2 (c) of the Agreement. Together herewith Borrower is furnishing to Agent and each Lender Borrower's *[audited/unaudited] financial statements (the "Financial Statements") as at __________________ (the "Reporting Date"). Borrower hereby represents, warrants, and acknowledges to Agent and each Lender that:

              (a) the officer of Borrower signing this instrument is the duly elected, qualified and acting Chief Financial Officer of Borrower;

              (b) the Financial Statements are accurate and complete and satisfy the requirements of the Agreement;

              (c) attached hereto is a schedule of calculations showing Borrower's compliance as of the Reporting Date with the requirements of Sections 6.11 and 6.12 of the Agreement *[and Borrower's non-compliance as of such date with the requirements of Section(s) 6.11 and 6.12 of the Agreement];

              (d) on the Reporting Date Borrower was, and on the date hereof Borrower is, in full compliance with the disclosure requirements of
         Section 5.2(c) and 5.4 of the Agreement, and no Default otherwise existed on the Reporting Date or otherwise exists on the date of this instrument *[except for Default(s) under Section(s)___________ of the Agreement, which *[is/are] more fully described on a schedule attached hereto].

              (e) *[Unless otherwise disclosed on a schedule attached hereto,] The representations and warranties of Borrower set forth in the Agreement and the other Loan Documents are true and correct on and as of the date hereof (except to the extent that the facts on which such representations and warranties are based have been changed by the extension of credit under the Agreement), with the same effect as though such representations and warranties had been made on and as of the date hereof.

         The officer of Borrower signing this instrument hereby certifies that he has reviewed the Loan Documents and the Financial Statements and has otherwise undertaken such inquiry as is in his opinion necessary to enable him to express an informed opinion with respect to the above representations, warranties and acknowledgments of Borrower and, to the best of his knowledge, such representations, warranties, and acknowledgments are true, correct and complete.

         IN WITNESS WHEREOF, this instrument is executed as of ____________, 2001.


                                               QUESTAR MARKET RESOURCES, INC.


                                               By:
                                                   ----------------------------
                                                   Name:
                                                         ----------------------
                                                   Title:
                                                          ---------------------

                                                                       EXHIBIT D


                          OPINION OF BORROWER'S COUNSEL

                                [To be inserted.]

                                                                       EXHIBIT E

                            ASSIGNMENT AND ACCEPTANCE



         Reference is made to the Credit Agreement dated as of July 31, 2001 (the "CREDIT AGREEMENT") among Questar Market Resources, Inc., a Utah corporation (the "BORROWER"), the Lenders (as defined in the Credit Agreement) and Bank of America, N.A., individually and as administrative agent for the Lenders (the "Agent"). Terms defined in the Credit Agreement are used herein with the same meaning.

         The "Assignor" and the "Assignee" referred to on Schedule 1 agree as follows:

         1. The Assignor hereby sells and assigns to the Assignee, without recourse and without representation or warranty except as expressly set forth herein, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement and the other Loan Documents as of the date hereof equal to the percentage interest specified on Schedule 1 of all outstanding rights and obligations under the Credit Agreement and the other Loan Documents. After giving effect to such sale and assignment, the Assignee's Maximum Credit Amount and the amount of the Loans owing to the Assignee will be as set forth on
Schedule 1.

         2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Restricted Person or the performance or observance by any Restricted Person of any of its obligations under the Loan Documents or any other instrument or document furnished pursuant thereto; and (iv) attaches the Note held by the Assignor and requests that Agent exchange such Note for new Notes payable to the order of the Assignee in an amount equal to the Maximum Credit Amount assumed by the Assignee pursuant hereto and to the Assignor in an amount equal to the Maximum Credit Amount retained by the Assignor, if any, as specified on Schedule 1.

         3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in
Section 5.2 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Transferee; (iv) appoints and authorizes Agent to take such action as Agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender; and (vi) attaches any U.S. Internal Revenue Service or other forms required under Section 2.9

         4. Following the execution of this Assignment and Acceptance, it will be delivered to Agent for acceptance and recording by Agent. The effective date for this Assignment and Acceptance (the "EFFECTIVE DATE") shall be the date of acceptance hereof by Agent, unless otherwise specified on Schedule 1.

         5. Upon such acceptance and recording by Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

         6. Upon such acceptance and recording by Agent, from and after the Effective Date, Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

         7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the Laws of the State of Texas.

         8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

         IN WITNESS WHEREOF, the Assignor and the Assignee have caused Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

                                   SCHEDULE 1
                                       to
                            ASSIGNMENT AND ACCEPTANCE

         Percentage interest assigned:                  ______________ %

         Assignee's Maximum Credit Amount:              US $__________

         Aggregate outstanding principal amount
           of Loans assigned:                           US $__________

         Principal amount of Note payable to Assignee:  US $__________

         Principal amount of Note payable to Assignor:  US $__________

         Effective Date (if other than date
            of acceptance by Agent):                    * ____________,____


                                             [NAME OF ASSIGNOR], as Assignor


                                              By:
                                                  ---------------------------
                                                  Title:

                                              Dated:
                                                     ------------------------


                                             [NAME OF ASSIGNEE], as Assignee


                                              By:
                                                  ---------------------------
                                                  Title:

                                              Domestic Lending Office:

                                              Eurodollar Lending Office:


         * This date should be no earlier than five Business Days after the delivery of this Assignment and Acceptance to Agent.

Accepted [and Approved] **
this________ day of ___________________, 19 __

[Bank of America, N.A.]


By:
    ----------------------------------------
Title:


[Approved this ___________ day
of _________________, 19 _____

QUESTAR MARKET RESOURCES, INC.


By:
    -------------------------------------]**
Title:


     ** Required if the Assignee is an Eligible Transferee solely by reason of subsection (b) of the definition of "Eligible Transferee".

                                                                      EXHIBIT F

                                BORROWING NOTICE

         Reference is made to that certain Credit Agreement dated as of July 31, 2001 (as from time to time amended, the "Agreement"), by and among Questar Market Resources, Inc., a Utah corporation ("Borrower"), Bank of America, N.A., as individually and as administrative agent ("Agent"), and certain financial institutions ("Lenders"). Terms which are defined in the Agreement are used herein with the meanings given them in the Agreement. Pursuant to the terms of the Agreement, Borrower hereby requests Lenders to make Loans to Borrower as follows:

         Aggregate amount of Loans:                     $ ___________________

         Type of Loans in Borrowing:                      ___________________

         [Base Rate Loans or Eurodollar Loans]

         Date on which Loans are to be made:              ___________________

         Length of Interest Period for Eurodollar Loans   ____________ months
         [1, 2, 3 or 6 months]

         To induce Lenders to make such Loans, Borrower hereby represents, warrants, acknowledges, and agrees to and with Agent and each Lender that:

             (a) The officer of Borrower or such other Person duly authorized by the President of Borrower signing this instrument is the duly elected, qualified and acting officer of Borrower or such other Person duly authorized by the President of Borrower as indicated below such officer's signature hereto having all necessary authority to act for Borrower in making the request herein contained.

             (b) The representations and warranties of Borrower set forth in the Agreement and the other Loan Documents are true and correct on and as of the date hereof (except to the extent that the facts on which such representations and warranties are based have been changed by the extension of credit under the Agreement), with the same effect as though such representations and warranties had been made on and as of the date hereof.

             (c) There does not exist on the date hereof any condition or event which constitutes a Default which has not been waived in writing as provided in Section 9.1(a) of the Agreement; nor will any such Default exist upon Borrower's receipt and application of the Loans requested hereby. Borrower will use the Loans hereby requested in compliance with
         Section 1.4 of the Agreement.

             (d) Except to the extent waived in writing as provided in Section 9.1(a) of the Agreement, Borrower has performed and complied with all agreements and conditions in the Agreement required to be performed or complied with by Borrower on or prior to the date hereof, and each of the conditions precedent to Loans contained in the Agreement remains satisfied.

             (e) The aggregate amount of all Loans, after the making of the Loans requested hereby, will not be in excess of the Maximum Credit Amount on the date requested for the making of such Loans.

             (f) The Loan Documents have not been modified, amended or supplemented by any unwritten representations or promises, by any course of dealing, or by any other means not provided for in Section 9.1(a) of the Agreement. The Agreement and the other Loan Documents are hereby ratified, approved, and confirmed in all respects.

         The officer of Borrower or such other Person duly authorized by the President of Borrower signing this instrument hereby certifies that, to the best of his knowledge after due inquiry, the above representations, warranties, acknowledgments, and agreements of Borrower are true, correct and complete.

         IN WITNESS WHEREOF, this instrument is executed as of ____________, 200__.


                                            QUESTAR MARKET RESOURCES, INC.


                                            By:
                                                ------------------------------
                                                  Name:
                                                  Title:

                                        2